Exhibit 1.1

EXECUTION COPY

AMAG PHARMACEUTICALS, INC.

2.50% Convertible Senior Notes due 2019

Underwriting Agreement

February 11, 2014

J.P. Morgan Securities LLC

As Representative of the

several Underwriters listed

in Schedule 1 hereto

c/o J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

Ladies and Gentlemen:

AMAG Pharmaceuticals, Inc., a Delaware corporation (the “Company”), proposes to issue and sell to the several Underwriters listed in Schedule 1 hereto (the “Underwriters”), for whom you are acting as representative (the “Representative”), $175,000,000 principal amount of its 2.50% Convertible Senior Notes due 2019 (the “Underwritten Securities”) and, at the option of the Underwriters, up to an additional $25,000,000 principal amount of its 2.50% Convertible Senior Notes due 2019 (the “Option Securities”) if and to the extent that the Underwriters shall have determined to exercise the option to purchase such 2.50% Convertible Senior Notes due 2019 granted to the Underwriters in Section 2 hereof.  The Underwritten Securities and the Option Securities are herein referred to as the “Securities”. The Securities will be convertible into cash, shares of common stock of the Company, par value $0.01 per share (the “Common Stock”), or a combination of cash and shares of Common Stock at the Company’s election (any shares of Common Stock issuable upon conversion of the Securities, including, for the avoidance of doubt, any additional shares deliverable upon conversion in connection with a “make-whole fundamental change,” the “Underlying Securities”).  The Securities will be issued pursuant to a base indenture to be dated as of February 14, 2014, as supplemented by the first supplemental indenture to such base indenture (collectively, the “Indenture”), between the Company and Wilmington Trust, National Association, as trustee (the “Trustee”).  The Common Stock has attached thereto rights (the “Rights”) to purchase Series A Junior Participating Preferred Stock.  The Rights are to be issued pursuant to a Rights Agreement as amended, (the “Rights Agreement”) dated as of September 4, 2009 between the Company and American Stock Transfer & Trust Company, LLC (the “Rights Agent”), as amended by the Amendment to Rights Agreement dated May 10, 2012.

In connection with the offering of the Securities, (i) the Company and the Rights Agent are entering into an amendment to the Rights Agreement (the “Rights Plan Amendment”), and (ii) the Company and one or more financial institutions (the “Call Spread Counterparties”) are entering into convertible note hedge transactions and warrant transactions pursuant to convertible note hedge confirmations (the “Bond Hedge Confirmations”) and warrant confirmations (the “Warrant Confirmations”), each dated the date hereof (the Bond Hedge Confirmations and the Warrant Confirmations, collectively, the “Base Call Spread Confirmations”), and in connection with the issuance of any Option Securities, the Company and the Call Spread Counterparties may enter into additional convertible note hedge transactions and warrant transactions pursuant to additional convertible note hedge confirmations (“Additional Bond Hedge Confirmations”) and warrant confirmations (“Additional Warrant Confirmations”), each to be dated the date of issuance of such Option Securities (the Additional Bond Hedge Confirmations and the Additional Warrant Confirmations, collectively, “Additional Call Spread Confirmations” and together with the Base Call Spread Confirmations, the “Call Spread Confirmations”). This Agreement, the Rights Plan Amendment, the Call Spread Confirmations, the Indenture and the Securities are collectively referred to herein as the “Transaction Documents.”

The Company hereby confirms its agreement with the several Underwriters concerning the purchase and sale of the Securities, as follows:

1.                                      Registration Statement.  The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Securities Act”), a registration statement (File No. 333-192132) including a prospectus, relating to the Securities and certain other debt and equity securities to be issued by the Company from time to time.  Such registration statement, as amended at the time it became effective, including the information, if any, deemed pursuant to Rule 430A, 430B or 430C under the Securities Act to be part of the registration statement at the time of its effectiveness (“Rule 430 Information”), is referred to herein as the “Registration Statement”; and as used herein, the term “Preliminary Prospectus” means the Preliminary Prospectus Supplement of the Company dated February 10, 2014 and filed with the Commission pursuant to Rule 424(b) under the Securities Act together with the prospectus included in the Registration Statement at the time of its effectiveness that omitted Rule 430 Information, and the term “Prospectus” means the definitive Prospectus Supplement in the form first furnished to the Underwriters (or made available upon request of purchasers pursuant to Rule 173 under the Securities Act) for use in connection with confirmation of sales of the Securities together with the prospectus included in the Registration Statement at the time of its effectiveness that omitted Rule 430 Information.  If the Company has filed an abbreviated registration statement pursuant to Rule 462(b) under the Securities Act (the “Rule 462 Registration Statement”), then any reference herein to the term “Registration Statement” shall be deemed to include such Rule 462 Registration Statement.  Any reference in this Agreement to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act, as of the effective date of the Registration Statement or the date of such Preliminary Prospectus or the Prospectus, as the case may be and any reference to “amend”, “amendment” or “supplement” with respect to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be

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deemed to refer to and include any documents filed after such date under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Exchange Act”) that are deemed to be incorporated by reference therein. Capitalized terms used but not defined herein shall have the meanings given to such terms in the Registration Statement and the Prospectus.

At or prior to the time when sales of the Securities were first made (the “Time of Sale”), the Company had prepared the following information (collectively, the “Time of Sale Information”): a Preliminary Prospectus dated February 10, 2014, and each “free-writing prospectus” (as defined pursuant to Rule 405 under the Securities Act) listed on Annex B hereto.

2.                                      Purchase of the Securities by the Underwriters.

(a)  The Company agrees to issue and sell the Underwritten Securities to the several Underwriters as provided in this Agreement, and each Underwriter, on the basis of the representations, warranties and agreements set forth herein and subject to the conditions set forth herein, agrees, severally and not jointly, to purchase from the Company the respective principal amount of Underwritten Securities set forth opposite such Underwriter’s name in Schedule 1 hereto at a price equal to 97.00% of the principal amount thereof (the “Purchase Price”) plus accrued interest, if any, from February 14, 2014 to the Closing Date (as defined below).

In addition, the Company agrees to issue and sell the Option Securities to the several Underwriters as provided in this Agreement, and the Underwriters, on the basis of the representations, warranties and agreements set forth herein and subject to the conditions set forth herein, shall have the option to purchase, severally and not jointly, from the Company the Option Securities at the Purchase Price plus accrued interest, if any, from the Closing Date to the date of payment and delivery, solely to cover over-allotments.

If any Option Securities are to be purchased, the amount of Option Securities to be purchased by each Underwriter shall be the amount of Option Securities which bears the same ratio to the aggregate amount of Option Securities being purchased as the amount of Underwritten Securities set forth opposite the name of such Underwriter in Schedule 1 hereto (or such amount increased as set forth in Section 10 hereof) bears to the aggregate amount of Underwritten Securities being purchased from the Company by the several Underwriters, subject, however, to such adjustments to eliminate Securities in denominations other than $1,000 as the Representative in its sole discretion shall make.

The Underwriters may exercise the option to purchase the Option Securities at any time in whole, or from time to time in part, on or before the thirtieth (30th) day following the date of this Agreement, by written notice from the Representative to the Company.  Such notice shall set forth the aggregate amount of Option Securities as to which the option is being exercised and the date and time when the Option Securities are to be delivered and paid for which may be the same date and time as the Closing Date (as hereinafter defined) but shall not be earlier than the Closing Date nor later than the tenth full business day (as hereinafter defined) after the date of such notice (unless such time and date are postponed in accordance with the provisions of

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Section 10 hereof).  Any such notice shall be given at least two Business Days prior to the date and time of delivery specified therein.

(b)                                 The Company understands that the Underwriters intend to make a public offering of the Securities as soon after the effectiveness of this Agreement as in the judgment of the Representative is advisable, and initially to offer the Securities on the terms set forth in the Prospectus.  The Company acknowledges and agrees that the Underwriters may offer and sell Securities to or through any affiliate of an Underwriter and that any such affiliate may offer and sell Securities purchased by it to or through any Underwriter.

(c)                                  Payment for the Securities shall be made by wire transfer in immediately available funds to the account specified by the Company to the Representative in the case of the Underwritten Securities, at the offices of Davis Polk & Wardwell LLP at 10:00 A.M. New York City time on February 14, 2014, or at such other time or place on the same or such other date, not later than the fifth business day thereafter, as the Representative and the Company may agree upon in writing or, in the case of the Option Securities, on the date and at the time and place specified by the Representative in the written notice of the Underwriters’ election to purchase such Option Securities.  The time and date of such payment for the Underwritten Securities is referred to herein as the “Closing Date” and the time and date for such payment for the Option Securities, if other than the Closing Date, is herein referred to as the “Additional Closing Date”.

Payment for the Securities to be purchased on the Closing Date or the Additional Closing Date, as the case may be, shall be made against delivery to the nominee of The Depository Trust Company (“DTC”), for the respective accounts of the several Underwriters of the Securities to be purchased on such date of one or more global notes representing the Securities (collectively, the “Global Note”), with any transfer taxes payable in connection with the sale of such Securities duly paid by the Company.  The Global Note will be made available for inspection by the Representative at the office of J.P. Morgan Securities LLC set forth above not later than 1:00 P.M., New York City time, on the business day prior to the Closing Date or the Additional Closing Date, as the case may be.

(d)                                 The Company acknowledges and agrees that the Underwriters are acting solely in the capacity of an arm’s length contractual counterparty to the Company with respect to the offering of Securities contemplated hereby (including in connection with determining the terms of the offering) and not as a financial advisor or a fiduciary to, or an agent of, the Company or any other person.  Additionally, neither the Representative nor any other Underwriter is advising the Company or any other person as to any legal, tax, investment,  accounting or regulatory matters in any jurisdiction.  The Company shall consult with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby, and the Underwriters shall have no responsibility or liability to the Company with respect thereto. Any review by the Underwriters of the Company, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Underwriters and shall not be on behalf of the Company.

3.                                      Representations and Warranties of the Company.  The Company represents and warrants to each Underwriter that:

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(a)                                 Preliminary Prospectus.  No order preventing or suspending the use of any Preliminary Prospectus has been issued by the Commission, and each Preliminary Prospectus included in the Time of Sale Information, at the time of filing thereof, complied in all material respects with the Securities Act, and no Preliminary Prospectus, at the time of filing thereof, contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representative expressly for use in any Preliminary Prospectus, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 7(b) hereof.

(b)                                 Time of Sale Information. The Time of Sale Information, at the Time of Sale, did not, and at the Closing Date and as of the Additional Closing Date, as the case may be, will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representative expressly for use in such Time of Sale Information, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 7(b) hereof.  No statement of material fact included in the Prospectus has been omitted from the Time of Sale Information and no statement of material fact included in the Time of Sale Information that is required to be included in the Prospectus has been omitted therefrom.

(c)                                  Issuer Free Writing Prospectus.  Other than the Registration Statement, the Preliminary Prospectus and the Prospectus, the Company (including its agents and representatives, other than the Underwriters in their capacity as such) has not made, used, prepared, authorized, approved or referred to and will not prepare, make, use, authorize, approve or refer to any “written communication” (as defined in Rule 405 under the Securities Act) that constitutes an offer to sell or solicitation of an offer to buy the Securities (each such communication by the Company or its agents and representatives (other than a communication referred to in clause (i) below) an “Issuer Free Writing Prospectus”) other than (i) any document not constituting a prospectus pursuant to Section 2(a)(10)(a) of the Securities Act or Rule 134 under the Securities Act or (ii) the documents listed on Annex B hereto, each electronic road show and any other written communications approved in writing in advance by the Representative.  Each such Issuer Free Writing Prospectus complied in all material respects with the Securities Act, has been or will be (within the time period specified in Rule 433) filed in accordance with the Securities Act (to the extent required thereby) and, when taken together with the Preliminary Prospectus filed prior to the first use of such Issuer Free Writing Prospectus, did not, and at the Closing Date and as of the Additional Closing Date, as the case may be, will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made,

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not misleading; provided that the Company makes no representation and warranty with respect to any statements or omissions made in each such Issuer Free Writing Prospectus in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representative expressly for use in such Issuer Free Writing Prospectus, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 7(b) hereof.  Each such Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Securities or until any earlier date that the Company notified or notifies the Representative as described in Section 4(e), did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement or the Prospectus, including any document incorporated by reference therein and any Preliminary Prospectus deemed to be a part thereof that has not been superseded or modified.

(d)                                 Registration Statement and Prospectus.  The Registration Statement has been declared effective by the Commission on November 18, 2013. No order suspending the effectiveness of the Registration Statement has been issued by the Commission and no proceeding for that purpose or pursuant to Section 8A of the Securities Act against the Company or related to the offering has been initiated or, to the knowledge of the Company, threatened by the Commission; as of the applicable effective date of the Registration Statement, the Registration Statement complied and will comply in all material respects with the Securities Act and the Trust Indenture Act of 1939, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Trust Indenture Act”), and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; and as of the date of the Prospectus and any amendment or supplement thereto and as of the Closing Date and as of the Additional Closing Date, as the case may be, the Prospectus will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to (i) that part of the Registration Statement that constitutes the Statement of Eligibility and Qualification (Form T-1) of the Trustee under the Trust Indenture Act or (ii) any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representative expressly for use in the Registration Statement and the Prospectus and any amendment or supplement thereto, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 7(b) hereof.

(e)                                  Incorporated Documents.  The documents incorporated by reference in the Registration Statement, the Prospectus or the Time of Sale Information, when they became effective or  were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and none of such documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated by reference in the Registration Statement, the Prospectus or the Time of Sale

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Information, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(f)                                   Financial Statements.  The financial statements and the related notes thereto of the Company and its consolidated subsidiaries included or incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus comply in all material respects with the applicable requirements of the Securities Act and the Exchange Act, as applicable, and present fairly in all material respects the consolidated financial position of the Company and its subsidiaries as of the dates indicated and the consolidated results of their operations and the consolidated changes in their cash flows for the periods specified; such consolidated financial statements have been prepared in conformity with U.S. generally accepted accounting principles applied on a consistent basis throughout the periods covered thereby, and the supporting schedules included or incorporated by reference in the Registration Statement present fairly in all material respects the information required to be stated therein; and the other financial information included or incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus has been derived from the accounting records of the Company and its consolidated subsidiaries and presents fairly in all material respects the information shown thereby.

(g)                                  No Material Adverse Change.  Since December 31, 2013, (i) there has not been any material change in the capital stock or any change in the long-term debt, notes payable or current portion of long-term debt of the Company or any of its subsidiaries, or any dividend or distribution of any kind declared, set aside for payment, paid or made by the Company on any class of capital stock, or any material adverse change, or any development involving a prospective material adverse change, in or affecting the business, properties, management, financial position, stockholders’ equity, results of operations or prospects of the Company and its subsidiaries taken as a whole; (ii) neither the Company nor any of its subsidiaries has entered into any transaction or agreement that is material to the Company and its subsidiaries taken as a whole or incurred any liability or obligation, direct or contingent, that is material to the Company and its subsidiaries taken as a whole; and (iii) neither the Company nor any of its subsidiaries has sustained any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or any action, order or decree of any court or arbitrator or governmental or regulatory authority, except in each case as otherwise disclosed in the Registration Statement, the Time of Sale Information and the Prospectus.

(h)                                 Organization and Good Standing.  The Company has been duly organized or formed, as applicable, and is validly existing and in good standing (where such concept is recognized under the laws of the jurisdiction in which it is organized or formed) under the laws of its jurisdiction of organization, is duly qualified to do business and is in good standing (where such concept is recognized under the laws of the jurisdiction in which it is organized or formed) in each jurisdiction in which its ownership or lease of property or the conduct of its business requires such qualification, and has all power and authority necessary to own or hold its properties and to conduct

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the business in which it is engaged, except where the failure to be so qualified or in good standing, as the case may be, or have such power or authority would not, individually or in the aggregate, have a material adverse effect on the business, properties, management, financial position, stockholders’ equity, results of operations or prospects of the Company and its subsidiaries taken as a whole or on the performance by the Company of its obligations under the Transaction Documents (a “Material Adverse Effect”).  The Company has no significant subsidiaries as defined in Rule 1-02(w) of Regulation S-X under the Exchange Act.

(i)                                     Capitalization.  The Company has an authorized capitalization as set forth in the Registration Statement, the Time of Sale Information and the Prospectus under the heading “Capitalization”; all the outstanding shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable and are not subject to any pre-emptive or similar rights; except as described in or expressly contemplated by the Time of Sale Information and the Prospectus, there are no outstanding rights (including, without limitation, pre-emptive rights), warrants or options to acquire, or instruments convertible into or exchangeable for, any shares of capital stock or other equity interest in the Company or any of its subsidiaries, or any contract, commitment, agreement, understanding or arrangement of any kind relating to the issuance of any capital stock of the Company or any such subsidiary, any such convertible or exchangeable securities or any such rights, warrants or options; the capital stock of the Company conforms in all material respects to the description thereof contained in the Registration Statement, the Time of Sale Information and the Prospectus; and all the outstanding shares of capital stock or other equity interests of each subsidiary owned, directly or indirectly, by the Company have been duly and validly authorized and issued, are fully paid and non-assessable (except, in the case of any foreign subsidiary, for directors’ qualifying shares) and are owned directly or indirectly by the Company, free and clear of any lien, charge, encumbrance, security interest, restriction on voting or transfer or any other claim of any third party.

(j)                                    Stock Options.  With respect to the stock options (the “Stock Options”) granted pursuant to the stock-based compensation plans of the Company and its subsidiaries (the “Company Stock Plans”), (i) each Stock Option intended to qualify as an “incentive stock option” under Section 422 of the Code so qualifies, (ii) since January 1, 2009, (a) each grant of a Stock Option was duly authorized no later than the date on which the grant of such Stock Option was by its terms to be effective (the “Grant Date”) by all necessary corporate action, including, as applicable, approval by the board of directors of the Company (or a duly constituted and authorized committee thereof) and any required stockholder approval by the necessary number of votes or written consents, and the award agreement governing such grant (if any) was duly executed and delivered by each party thereto except for where such failure to so duly execute and deliver would not, individually or in the aggregate, have a Material Adverse Effect, (b) each such grant was made in accordance with the applicable terms of the Company Stock Plans, the Exchange Act and all other applicable laws and regulatory rules or requirements, including the rules of the Nasdaq Global Select Market and any other exchange on which Company securities are traded, (c) the per share exercise price of each Stock Option was equal to the fair market value of a share of Common Stock on the applicable Grant Date and (d) each such grant was properly accounted for in accordance with GAAP in the financial statements (including the related notes) of the Company and disclosed in the Company’s filings with the Commission in accordance with the Exchange Act and all other applicable laws. The Company has no policy or practice of granting Stock Options prior to, or otherwise

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coordinating the grant of Stock Options with, the release or other public announcement of material information regarding the Company or its subsidiaries or their results of operations or prospects.

(k)                                 Due Authorization.  The Company has all requisite corporate power and authority to execute and deliver each of the Transaction Documents and to perform its obligations hereunder and thereunder; and all action required to be taken by the Company for the due and proper authorization, execution and delivery by it of each of the Transaction Documents and the consummation by it of the transactions contemplated thereby or by the Time of Sale Information and the Prospectus has been duly and validly taken.

(l)                                     The Indenture.   The Indenture has been duly authorized by the Company and upon effectiveness of the Registration Statement and on the Closing Date and on the Additional Closing Date, as the case may be, was or will have been duly qualified under the Trust Indenture Act and, when duly executed and delivered in accordance with its terms by each of the parties thereto, will constitute a valid and legally binding agreement of the Company enforceable against the Company in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles relating to enforceability (collectively, the “Enforceability Exceptions”).

(m)                             Underwriting Agreement.  This Agreement has been duly authorized, executed and delivered by the Company.

(n)                                 The Securities.  The Securities to be issued and sold by the Company hereunder have been duly authorized by the Company and, when duly executed, authenticated, issued and delivered as provided in the Indenture and paid for as provided herein, will be duly and validly issued and outstanding and will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms, subject to the Enforceability Exceptions, and will be entitled to the benefits of the Indenture.

(o)                                 The Underlying Securities.  Upon issuance and delivery of the Securities in accordance with this Agreement and the Indenture, the Securities will be convertible at the option of the holder thereof into cash, shares of Common Stock or a combination thereof in accordance with the terms of the Securities; the maximum number of Underlying Securities issuable upon conversion of the Securities have been duly authorized and reserved for issuance upon conversion of the Securities and, when issued upon conversion of the Securities in accordance with the terms of the Securities, will be validly issued, fully paid and non-assessable, and the issuance of the maximum number of Underlying Securities will not be subject to any preemptive or similar rights; the Rights Agreement has been duly authorized, executed and delivered by the Company and constitutes a valid and legally binding agreement of the Company enforceable against the Company in accordance with its terms, subject to the Enforceability Exceptions; and the Rights have been duly authorized by the Company and, when issued upon issuance of any Underlying Securities, will be validly issued, and the Series A Junior Participating Preferred Stock has been duly authorized by the Company and validly reserved for issuance upon the exercise in accordance with the terms of the Rights Agreement, will be validly issued, fully paid and non-assessable.

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(p)                                 Call Spread Confirmations.   Each of the Base Call Spread Confirmations has been, and any Additional Call Spread Confirmation on the Additional Closing Date will have been, duly authorized, and each Call Spread Confirmation has been or will have been, as the case may be, executed and delivered by the Company and, assuming due execution and delivery thereof by the Call Spread Counterparties, constitutes, or will constitute, as the case may be, a valid and legally binding agreement of the Company enforceable against the Company in accordance with its terms, subject to the Enforceability Exceptions;

(q)                                 Shares Issuable under Warrant Confirmations.  The aggregate Maximum Number of Shares for the warrant transactions evidenced by the Warrant Confirmations (as defined therein) have been, and if the Underwriters elect to purchase any Option Securities and the Call Spread Counterparties and the Company enter into any Additional Warrant Confirmations in connection therewith, a number of shares of Common Stock equal to two times the number of shares of Common Stock underlying such Option Securities on the related Additional Closing Date will have been, in each case, duly authorized and reserved for issuance upon exercise of the warrant transactions evidenced by the Warrant Confirmations or Additional Warrant Confirmations, as the case may be. Any shares of Common Stock issuable upon exercise of the Warrant Confirmations or any Additional Warrant Confirmations, when so issued, will be validly issued, fully paid and non-assessable and the issuance of such shares of Common Stock will not be subject to any preemptive or similar rights;

(r)                                    Rights Plan Amendment.   The Rights Plan Amendment has been duly authorized, executed and delivered by the Company and constitutes a valid and legally binding agreement of the Company enforceable against the Company in accordance with its terms, subject to the Enforceability Exceptions.

(s)                                   Descriptions of the Transaction Documents.  Each Transaction Document conforms in all material respects to the description thereof contained in each of the Registration Statement, the Time of Sale Information and the Prospectus.

(t)                                    No Violation or Default. The Company is not (i) in violation of its charter or by-laws or similar organizational documents; (ii) in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company is a party or by which the Company is bound or to which any of the property or assets of the Company is subject; or (iii) in violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority having jurisdiction over the Company or any of its subsidiaries or any of their properties, except, in the case of clauses (ii) and (iii) above, for any such default or violation that would not, individually or in the aggregate, have a Material Adverse Effect.

(u)                                 No Conflicts.  The execution, delivery and performance by the Company of each of the Transaction Documents, the issuance and sale of the Securities (including the issuance of any Underlying Securities upon conversion thereof) and the consummation of the transactions contemplated by the Transaction Documents or the Time of Sale Information and the Prospectus will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or

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constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, (ii) result in any violation of the provisions of the charter or by-laws or similar organizational documents of the Company or any of its subsidiaries or (iii) result in the violation of any law or statute or any judgment, order, rule  or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of clauses (i) and (iii) above, for any such conflict, breach, violation or default that would not, individually or in the aggregate, have a Material Adverse Effect.

(v)                                 No Consents Required.  No consent, approval, authorization, order, registration or qualification of or with any court or arbitrator or governmental or regulatory authority is required for the execution, delivery and performance by the Company of each of the Transaction Documents, the issuance and sale of the Securities (including the issuance of any Underlying Securities upon conversion thereof) and the consummation by the Company of the transactions contemplated by the Transaction Documents or the Time of Sale Information and the Prospectus, except for the registration of the Securities under the Securities Act, the qualification of the Indenture under the Trust Indenture Act and such consents, approvals, authorizations, orders and registrations or qualifications as may be required under applicable state securities laws in connection with the purchase and distribution of the Securities by the Underwriters.

(w)                               Legal Proceedings.  Except as described in the Registration Statement, the Time of Sale Information and the Prospectus, there are no legal, governmental or regulatory investigations, actions, suits or proceedings pending to which the Company or any of its subsidiaries is or may be a party or to which any property of the Company or any of its subsidiaries is or may be the subject that, individually or in the aggregate, if determined adversely to the Company or any of its subsidiaries, would reasonably be expected to have a Material Adverse Effect; no such investigations, actions, suits or proceedings are threatened or, to the knowledge of the Company, contemplated by any governmental or regulatory authority or threatened by others; and (i) there are no current or pending legal, governmental or regulatory actions, suits or proceedings that are required under the Securities Act to be described in the Registration Statement or the Prospectus that are not so described in the Registration Statement, the Time of Sale Information and the Prospectus and (ii) there are no statutes, regulations or contracts or other documents that are required under the Securities Act to be filed as exhibits to the Registration Statement or described in the Registration Statement, the Time of Sale Information or the Prospectus that are not so filed as exhibits to the Registration Statement or described in the Registration Statement, the Time of Sale Information and the Prospectus.

(x)                                 Independent Accountants.  PricewaterhouseCoopers, LLP, who have certified certain financial statements of the Company and its subsidiaries, is an independent registered public accounting firm with respect to the Company and its subsidiaries within the applicable rules and regulations adopted by the Commission and the Public Company Accounting Oversight Board (United States) and as required by the Securities Act.

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(y)                                 Title to Real and Personal Property.  The Company and its subsidiaries have good and marketable title to, or have valid rights to lease or otherwise use, all items of real and personal property that are material to the respective businesses of the Company and its subsidiaries, in each case free and clear of all liens, encumbrances, claims and defects and imperfections of title except those that (i) do not materially interfere with the use made and proposed to be made of such property by the Company and its subsidiaries or (ii) would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(z)                                  Title to Intellectual Property.  The Company and its subsidiaries own or possess sufficient rights to use all patents, trademarks, service marks, trade names, copyrights, domain names, licenses, know-how and other intellectual property rights (including, without limitation, trade secrets and other unpatented and/or unpatentable proprietary or confidential information, inventions, systems or procedures), and all registrations and applications for registration of, and all goodwill associated with, the foregoing (collectively, “Intellectual Property Rights”), in each case used in, held for use in, or necessary for the conduct of their respective businesses as currently conducted and as currently proposed to be conducted, except as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. To the knowledge of the Company, neither the conduct of their respective businesses, nor the manufacture, use or sale of their respective products, has conflicted with, infringed, misappropriated or otherwise violated, and as currently proposed to be conducted their respective businesses, and the manufacture, use or sale of their respective products, will not conflict with, infringe, misappropriate or otherwise violate, the Intellectual Property Rights of any third party, except as would not reasonably be expected, individually or in the aggregrate, to have a Material Adverse Effect. The Company and its subsidiaries have not received any written notice of any claim of infringement, misappropriation or other violation of, or conflict with, any Intellectual Property Rights of any third party, which could, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.  Except as could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect: (i) except as described in the Registration Statement, Time of Sale Information and Prospectus, the Company and its subsidiaries have not received any written notice of any claim challenging the rights of the Company or any of its subsidiaries in, or the scope, validity or enforceability of, any Intellectual Property Rights owned, controlled by or exclusively licensed to the Company or any of its subsidiaries; (ii) except as described in the Registration Statement, Time of Sale Information and Prospectus, none of the Intellectual Property Rights owned, controlled by or exclusively licensed to the Company or any of its subsidiaries has been adjudged invalid or unenforceable in whole or in part, and to the knowledge of the Company, all such Intellectual Property Rights are valid and enforceable; (iii) no trade secrets or other confidential or proprietary information of the Company or any of its subsidiaries, the value of which to the Company or any of its subsidiaries is contingent upon maintaining the confidentiality thereof, has been disclosed other than to (a) employees, representatives and agents of the Company or any of its subsidiaries, all of whom are bound by written confidentiality agreements or (b) other third parties that were bound by written confidentiality agreements prior to receiving such trade secrets or information; and (iv) to the Company’s knowledge, there is no infringement, misappropriation, breach, default or other violation, or the occurrence of any event that with notice or the passage of time would constitute any of the foregoing, by any third party of any of the Intellectual Property Rights of the Company or any of its subsidiaries.

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(aa)                          No Undisclosed Relationships.  No relationship, direct or indirect, exists between or among the Company or any of its subsidiaries, on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company or any of its subsidiaries, on the other, that is required by the Securities Act to be described in the Registration Statement and the Prospectus and that is not so described in such documents and in the Time of Sale Information.

(bb)                          Investment Company Act.  The Company is not and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof and the transactions contemplated by the Call Spread Confirmations, each as described in the Registration Statement, the Time of Sale Information and the Prospectus, will not be required to register as an “investment company” or an entity “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Investment Company Act”).

(cc)                            Taxes.  The Company and its subsidiaries have paid all material federal, state, local and foreign taxes and filed all material tax returns required to be paid or filed (or have received extensions as permitted by law) through the date hereof; and except as otherwise disclosed in the Time of Sale Information and the Prospectus, there is no material tax deficiency that has been, or would reasonably be expected to be, asserted against the Company or any of its subsidiaries or any of their respective properties or assets.

(dd)                          Licenses and Permits.  Except as set forth in the Time of Sale Information and the Prospectus, the Company and its subsidiaries possess all licenses, certificates, permits and other authorizations issued by, and have made all declarations and filings with, the appropriate federal, state, local or foreign governmental or regulatory authorities that are necessary for the ownership or lease of their respective properties or the conduct of their respective businesses as described in the Registration Statement, the Time of Sale Information and the Prospectus, except where the failure to possess or make the same would not, individually or in the aggregate, have a Material Adverse Effect; and except as described in the Registration Statement, the Time of Sale Information and the Prospectus, neither the Company nor any of its subsidiaries has received notice of any revocation or modification of any such license, certificate, permit or authorization or has any reason to believe that any such license, certificate, permit or authorization will not be renewed in the ordinary course. Except as described in the Registration Statement, the Time of Sale Information and the Prospectus, as applicable, the Company and its subsidiaries (i) are, and at all times have been, in material compliance with all statutes, rules and regulations applicable to the ownership, testing, development, manufacture, packaging, processing, use, distribution, storage, import, export or disposal of any product manufactured or distributed by the Company or its subsidiaries (“Applicable Laws”); and (ii) have not received any U.S. Food and Drug Administration (“FDA”) Form 483, written notice of adverse finding, warning letter, untitled letter or other correspondence or written notice from any court or arbitrator or governmental or regulatory authority alleging or asserting non-compliance with (x) any Applicable Laws or (y) any licenses, exemptions, certificates, approvals, clearances, authorizations, permits and supplements or amendments thereto required by any such Applicable Laws. Except as set forth in the Registration Statement, the Time of Sale Information and the Prospectus, the Company has not granted rights to develop, manufacture, produce, assemble, distribute, license, market or sell its products to any other person, and the Company is not bound by any agreement that affects the Company’s exclusive right to

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develop, manufacture, produce, assemble, distribute, license, market or sell its products, except where the receipt would not, individually or in the aggregate, have a Material Adverse Effect.

(ee)                            No Labor Disputes.  No labor dispute with employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is contemplated or threatened, except as would not have a Material Adverse Effect.

(ff)                              Compliance With Environmental Laws. Except as described in the Time of Sale Information and the Prospectus, (i) the Company and its subsidiaries (a) are, and at all prior times were,  in compliance with any and all applicable federal, state, local and foreign laws, rules, regulations, requirements, decisions, judgments, decrees, orders and the common law relating to pollution or the protection of the environment, natural resources or human health or safety, including those relating to the generation, storage, treatment, use, handling, transportation, Release or threat of Release of Hazardous Materials (collectively, “Environmental Laws”), (b) have received and are in compliance with all permits, licenses, certificates or other authorizations or approvals required of them under applicable Environmental Laws to conduct their respective businesses, (c) have not received notice of any actual or potential liability under or relating to, or actual or potential violation of, any Environmental Laws, including for the investigation or remediation of any Release or threat of Release of Hazardous Materials, and have no knowledge of any event or condition that would reasonably be expected to result in any such notice, (d) are not conducting or paying for, in whole or in part, any investigation, remediation or other corrective action pursuant to any Environmental Law at any location, and (e) are not a party to any order, decree or agreement that imposes any obligation or liability under any Environmental Law, and (ii) there are no costs or liabilities associated with Environmental Laws of or relating to the Company or its subsidiaries, except in the case of each of (i) and (ii) above, for any such matter, as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and (iii) except as described in the Registration Statement, the Time of Sale Information and the Prospectus, (a) there are no proceedings that are pending, or that are known by the Company to be contemplated, against the Company or any of its subsidiaries under any Environmental Laws in which a governmental entity is also a party, other than such proceedings regarding which it is reasonably believed no monetary sanctions of $100,000 or more will be imposed, (b) the Company and its subsidiaries are not aware of any facts or issues regarding compliance with Environmental Laws, or liabilities or other obligations under Environmental Laws, including the Release or threat of Release of Hazardous Materials, that would reasonably be expected to have a Material Adverse Effect, and (c) none of the Company and its subsidiaries anticipates material capital expenditures relating to any Environmental Laws.

(gg)                            Hazardous Substances.  Except as described in the Time of Sale Information and the Prospectus, there has been no storage, generation, transportation, use, handling, treatment, Release or threat of Release of Hazardous Materials by, relating to or caused by the Company or any of its subsidiaries (or, to the knowledge of the Company and its subsidiaries, any other entity (including any predecessor) for whose acts or omissions the Company or any of its subsidiaries is or could reasonably be expected to be liable) at, on, under or from any property or facility now or previously owned, operated or leased by the Company or any of its subsidiaries, or at, on, under or from any other property or facility, in violation of any Environmental Laws or in a manner or amount or to a location that could reasonably be expected to result in any liability under any

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Environmental Law, except for any violation or liability which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.  “Hazardous Materials” means any material, chemical, substance ,waste, pollutant, contaminant, compound, mixture, or constituent thereof, in any form or amount, including petroleum (including crude oil or any fraction thereof) and petroleum products, natural gas liquids, asbestos and asbestos containing materials, naturally occurring radioactive materials, brine, and drilling mud, regulated or which can give rise to liability under any Environmental Law.  “Release” means any spilling, leaking, seepage, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, disposing, depositing, dispersing, or migrating in, into or through the environment, or in, into from or through any building or structure.

(hh)                          Compliance with ERISA.  (i) Each employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), for which the Company or any member of its “Controlled Group” (defined as any organization which is a member of a controlled group of corporations within the meaning of Section 414 of the Internal Revenue Code of 1986, as amended (the “Code”)) would have any liability (each, a “Plan”) has been maintained in all material respects in compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to ERISA and the Code, except for noncompliance that would not reasonably be expected to result in material liability to the Company or its subsidiaries; (ii) no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, that would reasonably be expected to give rise to any material liability has occurred with respect to any Plan (excluding transactions effected pursuant to a statutory or administrative exemption) that would reasonably be expected to result in a material liability to the Company or its subsidiaries; (iii) for each Plan that is subject to the funding rules of Section 412 of the Code or Section 302 of ERISA, the minimum funding standard of Section 412 of the Code or Section 302 of ERISA, as applicable, has been satisfied (without taking into account any waiver thereof or extension of any amortization period) and is reasonably expected to be satisfied in the future (without taking into account any waiver thereof or extension of any amortization period); (iv) no “reportable event” (within the meaning of Section 4043(c) of ERISA) has occurred or is reasonably expected to occur that either has resulted, or could reasonably be expected to result, in material liability to the Company or its subsidiaries; (v) neither the Company nor any member of the Controlled Group has incurred, nor reasonably expects to incur, any liability under Title IV of ERISA (other than contributions to the Plan or premiums to the PBGC, in the ordinary course and without default) in respect of a Plan (including a “multiemployer plan”, within the meaning of Section 4001(a)(3) of ERISA); and (vi) to the knowledge of the Company, there is no pending audit or investigation by the Internal Revenue Service, the U.S. Department of Labor, the Pension Benefit Guaranty Corporation or any other governmental agency or any foreign regulatory agency with respect to any Plan that would reasonably be expected to result in material liability to the Company or its subsidiaries. None of the following events has occurred or is reasonably likely to occur: (x) a material increase in the aggregate amount of contributions required to be made to all Plans by the Company or its subsidiaries in the current fiscal year of the Company and its subsidiaries compared to the amount of such contributions made in the Company and its subsidiaries’ most recently completed fiscal year; or (y) a material increase in the Company and its subsidiaries’ “accumulated post-retirement benefit obligations” (within the meaning of Statement of Financial Accounting Standards 106) compared to the amount of such obligations in the Company and its subsidiaries’ most recently completed fiscal year.

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(ii)                                  Disclosure Controls.  The Company maintains an effective system of “disclosure controls and procedures” (as defined in Rule 13a-15(e) of the Exchange Act) that is designed to ensure that information required to be disclosed by the Company in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure.  The Company has carried out evaluations of the effectiveness of their disclosure controls and procedures as required by Rule 13a-15 of the Exchange Act.

(jj)                                Accounting Controls.  The Company maintains systems of “internal control over financial reporting” (as defined in Rule 13a-15(f) of the Exchange Act) that complies with the requirements of the Exchange Act and have been designed by, or under the supervision of, the Company’s principal executive and principal financial officers, or persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP, including, but not limited to internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (v) the interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus is prepared in accordance with the Commission’s rules and guidelines applicable thereto.  Except as disclosed in the Registration Statement, the Time of Sale Information and the Prospectus, there are no material weaknesses in the Company’s internal controls.  The Company’s auditors and the Audit Committee of the Board of Directors of the Company have been advised of: (i) all significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting which are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information; and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls over financial reporting.

(kk)                          eXtensible Business Reporting Language.  The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(ll)                                  Insurance.  The Company and its subsidiaries have insurance covering their respective properties, operations, personnel and businesses, reasonable and customary in the Company’s industry; and neither the Company nor any of its subsidiaries has (i) received notice from any insurer or agent of such insurer that capital improvements or other expenditures are required or necessary to be made in order to continue such insurance or (ii) any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage

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expires or to obtain similar coverage at reasonable cost from similar insurers as may be necessary to continue its business.

(mm)                  No Unlawful Payments.  Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any agent, affiliate, director, officer, employee or other person acting on behalf of the Company or any of its subsidiaries has (i) used any funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made or taken an act in furtherance of an offer, promise or authorization of any direct or indirect unlawful payment or benefit to any foreign or domestic government or regulatory official or employee, including of any government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended, or any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, or committed an offence under the Bribery Act 2010 of the United Kingdom, or any other applicable anti-bribery or anti-corruption laws; or (iv) made offered, agreed, requested or taken an act in furtherance of any unlawful bribe or other unlawful benefit, including, without limitation, any rebate, payoff, influence payment, kickback or other unlawful or improper payment or benefit. The Company and its subsidiaries have instituted, maintain and enforce, and will continue to maintain and enforce policies and procedures designed to promote and ensure compliance with all applicable anti-bribery and anti-corruption laws.

(nn)                          Compliance with Money Laundering Laws.  The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements, including those of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the applicable money laundering statutes of all jurisdictions where the Company or any of its subsidiaries conducts business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental or regulatory agency (collectively, the “Anti-Money Laundering Laws”), in each case, to the extent applicable to the Company, and no action, suit or proceeding by or before any court or governmental or regulatory agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(oo)                          No Conflicts with Sanctions Laws.  Neither the Company nor any of its subsidiaries  nor, to the knowledge of the Company, any director, officer, employee, agent or affiliate or other person acting on behalf of the Company or any of its subsidiaries is currently the subject or the target of any sanctions administered or enforced by the U.S. Government, (including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”) or the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person”), the United Nations Security Council (“UNSC”), the European Union, Her Majesty’s Treasury (“HMT”), or other relevant sanctions authority (collectively, “Sanctions”), nor is the Company, any of its subsidiaries located, organized or resident in a country or territory that is the subject or the target of Sanctions, including, without limitation, Cuba, Burma (Myanmar), Iran, North Korea, Sudan and Syria (each, a “Sanctioned Country”); and the Company will not directly or indirectly use

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the proceeds of the offering of the Securities hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity (i) to fund or facilitate any activities of or business with any person that, at the time of such funding or facilitation, is the subject or the target of Sanctions, (ii) to fund or facilitate any activities of or business in any Sanctioned Country or (iii) in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions. For the past 5 years, the Company and its subsidiaries have not knowingly engaged in, are not now knowingly engaged in, and will not engage in, any dealings or transactions with any person that at the time of the dealing or transaction is or was the subject or the target of Sanctions or with any Sanctioned Country.

(pp)                          No Restrictions on Subsidiaries.  Except as described in the Time of Sale Information and the Prospectus, no subsidiary of the Company is currently prohibited, directly or indirectly, under any agreement or other instrument to which it is a party or is subject, from paying any dividends to the Company, from making any other distribution on such subsidiary’s capital stock or similar ownership interest, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s properties or assets to the Company or any other subsidiary of the Company except for such prohibitions that would not reasonably be expected to materially affect the Company’s ability to make payments on the Securities as required by the Indenture.

(qq)                          No Broker’s Fees.  Neither the Company nor any of its subsidiaries is a party to any contract, agreement or understanding with any person (other than the Transaction Documents) that would give rise to a valid claim against the Company or any of its subsidiaries or any Underwriter for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Securities.

(rr)                                No Registration Rights.  No person has the right to require the Company or any of its subsidiaries to register any securities for sale under the Securities Act by reason of the filing of the Registration Statement with the Commission or the issuance and sale of the Securities.

(ss)                              No Stabilization.  Without giving effect to activities of the Underwriters, the Company has not taken, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Securities.

(tt)                                Margin Rules.  Neither the issuance, sale and delivery of the Securities nor the application of the proceeds thereof by the Company as described in the Registration Statement, the Time of Sale Information and the Prospectus will violate Regulation T, U or X of the Board of Governors of the Federal Reserve System or any other regulation of such Board of Governors.

(uu)                          Forward-Looking Statements.  No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) contained in the Registration Statement, the Time of Sale Information and the Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

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(vv)                          Statistical and Market Data.  Nothing has come to the attention of the Company that has caused the Company to believe that the statistical and market-related data included in the Registration Statement, the Time of Sale Information and the Prospectus is not based on or derived from sources that are reliable and accurate in all material respects.

(ww)                      Sarbanes-Oxley Act.  There is and has been no failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”), including Section 402 related to loans and Sections 302 and 906 related to certifications.

(xx)                          Status under the Securities Act.  At the time of filing the Registration Statement, at the earliest time thereafter that the Company or any offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Securities Act) of the Securities and at the date hereof, the Company was not and is not an “ineligible issuer,” as defined in Rule 405 under the Securities Act.  The Company has paid the registration fee for this offering pursuant to Rule 456(b)(1) under the Securities Act or will pay such fees within the time period required by such rule (without giving effect to the proviso therein) and in any event prior to the Closing Date.

(yy)                          No Ratings.  There are no securities or preferred stock of or guaranteed by the Company or any of its subsidiaries that are rated by a “nationally recognized statistical rating organization,” as such term is defined by the Commission for purposes of Section 3(a)(62) under the Exchange Act.

(zz)                            Regulatory Compliance.  The clinical and pre-clinical trials conducted by or, to the knowledge of the Company after due inquiry, on behalf of or sponsored by the Company or its subsidiaries, or in which the Company or its subsidiaries have participated, that are described in the Registration Statement, the Time of Sale Information and the Prospectus, or the results of which are referred to in the Registration Statement, the Time of Sale Information and the Prospectus, as applicable, were, and if still pending are, being conducted in all material respects in accordance with standard medical and scientific research standards and procedures for products or product candidates comparable to those being developed by the Company and all applicable statutes and all applicable rules and regulations of the FDA (and all related applicable laws, statutes, ordinances, rules or regulations (including, without limitation, the Federal Food, Drug and Cosmetic Act, as amended, and the Biological Products provisions of the Public Health Act, as amended)) and comparable regulatory agencies outside of the United States to which they are subject (collectively, the “Regulatory Authorities”) and current Good Clinical Practices and Good Laboratory Practices; the descriptions in the Registration Statement, the Time of Sale Information and the Prospectus of the results of such studies and tests are accurate and complete descriptions in all material respects and fairly present the data derived therefrom; the Company has no knowledge of any other trials not described in the Registration Statement, the Time of Sale Information and the Prospectus, the results of which are inconsistent with or call into question the results described or referred to in the Registration Statement, the Time of Sale Information and the Prospectus; the Company and its subsidiaries have operated at all times and are currently in compliance in all material respects with all applicable statutes, rules and regulations of the Regulatory Authorities; neither the Company nor any of its subsidiaries have

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received any written notices, correspondence or other communications from the Regulatory Authorities or any other governmental agency requiring or threatening the termination, material modification or suspension of any clinical or pre-clinical trials that are described in the Registration Statement, the Time of Sale Information and the Prospectus or the results of which are referred to in the Registration Statement, the Time of Sale Information and the Prospectus, other than ordinary course communications with respect to modifications in connection with the design and implementation of such trials, and, to the Company’s best knowledge, there are no reasonable grounds for the same.

(aaa)                   Regulatory Proceedings. Except as disclosed in the Registration Statement, the Time of Sale Information and the Prospectus, there are no rulemaking or similar proceedings before any Regulatory Authorities which affects or involves, or will affect or involve, the Company or any of its subsidiaries or any of the processes or products which the Registration Statement, the Time of Sale Information and the Prospectus discloses the Company or any of its subsidiaries has developed, is developing or proposes to develop or uses or proposes to use which, if the subject of an action unfavorable to the Company, would be expected to result in a Material Adverse Effect. Except as disclosed in the Registration Statement, the Time of Sale Information and the Prospectus, neither the Company or any of its subsidiaries has either voluntarily or involuntarily, initiated, conducted or issued, or caused to be initiated, conducted or issued, any recall, market withdrawal or replacement, or other action relating to an alleged lack of safety or efficacy of any product or product candidate, except for such actions that would not, individually or in the aggregate, have a Material Adverse Effect.

(bbb)                   Regulatory Filings.  The Company has not failed to file with the Regulatory Authorities any required material filing, declaration, listing, registration, report or submission with respect to the Company’s product candidates that are described or referred to in the Registration Statement, the Time of Sale Information and the Prospectus; all such filings, declarations, listings, registrations, reports or submissions were in material compliance with applicable laws when filed; and no deficiencies regarding compliance with applicable law have been asserted by any applicable regulatory authority with respect to any such filings, declarations, listings, registrations, reports or submissions.

4.                                      Further Agreements of the Company.  The Company covenants and agrees with each Underwriter that:

(a)                                 Required Filings.  The Company will file the final Prospectus with the Commission within the time periods specified by Rule 424(b) and Rule 430A, 430B or 430C under the Securities Act, will file any Issuer Free Writing Prospectus (including the term sheet substantially in the form of Annex C hereto) to the extent required by Rule 433 under the Securities Act; and will file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus is required in connection with the offering or sale of the Securities; and the Company will furnish copies of the Prospectus and each Issuer Free Writing Prospectus (to the extent not previously delivered) to the Underwriters in New York City prior to 10:00 A.M., New York City time, on the business day next succeeding the date of this Agreement in such quantities as the Representative may reasonably request.

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(b)                                 Delivery of Copies.  The Company will deliver, without charge, (i) to the Representative, upon request, an electronic copy of the Registration Statement certified by the Company as the version originally filed and each amendment thereto, in each case including all exhibits and consents filed therewith and documents incorporated by reference therein; and (ii) to each Underwriter (A) upon request, a conformed copy of the Registration Statement as originally filed and each amendment thereto (without exhibits) and (B) during the Prospectus Delivery Period (as defined below), as many copies of the Prospectus (including all amendments and supplements thereto and, upon request, documents incorporated by reference therein) and each Issuer Free Writing Prospectus as the Representative may reasonably request.  As used herein, the term “Prospectus Delivery Period” means such period of time after the first date of the public offering of the Securities as in the reasonable opinion of counsel for the Underwriters a prospectus relating to the Securities is required by law to be delivered (or required to be delivered but for Rule 172 under the Securities Act) in connection with sales of the Securities by any Underwriter or dealer.

(c)                                  Amendments or Supplements, Issuer Free Writing Prospectuses.  During the Prospectus Delivery Period, before making, preparing, using, authorizing, approving, referring to or filing any Issuer Free Writing Prospectus, and before filing any amendment or supplement to the Registration Statement or the Prospectus, the Company will furnish to the Representative and counsel for the Underwriters a copy of the proposed Issuer Free Writing Prospectus, amendment or supplement for review and will not use, authorize, approve, refer to or file any such Issuer Free Writing Prospectus or file any such proposed amendment or supplement to which the Representative promptly and reasonably objects.

(d)                                 Notice to the Representative.  During the Prospectus Delivery Period, the Company will advise the Representative promptly, and confirm such advice in writing, (i) when any amendment to the Registration Statement has been filed or becomes effective; (ii) when any supplement to the Prospectus or any Issuer Free Writing Prospectus or any amendment to the Prospectus has been filed; (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or the receipt of any comments from the Commission relating to the Registration Statement or any other request by the Commission for any additional information; (iv) of the issuance by the Commission of any order suspending the effectiveness of the Registration Statement or preventing or suspending the use of any Preliminary Prospectus, any of the Time of Sale Information or the Prospectus or the initiation or threatening of any proceeding for that purpose or pursuant to Section 8A of the Securities Act; (v) of the occurrence of any event within the Prospectus Delivery Period as a result of which the Prospectus, the Time of Sale Information or any Issuer Free Writing Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus, the Time of Sale Information or any such Issuer Free Writing Prospectus is delivered to a purchaser, not misleading; and (vii) of the receipt by the Company of any notice with respect to any suspension of the qualification of the Securities for offer and sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and the Company will use its best efforts to prevent the issuance of any such order suspending the effectiveness of the Registration Statement, preventing or suspending the

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use of any Preliminary Prospectus, any of the Time of Sale Information or the Prospectus or suspending any such qualification of the Securities and, if any such order is issued, will obtain as soon as possible the withdrawal thereof.

(e)                                  Ongoing Compliance.  (1) If during the Prospectus Delivery Period (i) any event shall occur or condition shall exist as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, not misleading or (ii) it is necessary to amend or supplement the Prospectus to comply with law, the Company will immediately notify the Underwriters thereof and forthwith prepare and, subject to paragraph (c) above, file with the Commission and furnish to the Underwriters and to such dealers as the Representative may designate, such amendments or supplements to the Prospectus as may be necessary so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus will comply with law and (2) if at any time prior to the Closing Date (i) any event shall occur or condition shall exist as a result of which the Time of Sale Information as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Time of Sale Information is delivered to a purchaser, not misleading or (ii) it is necessary to amend or supplement the Time of Sale Information to comply with law, the Company will immediately notify the Underwriters thereof and forthwith prepare and, subject to paragraph (c) above, file with the Commission (to the extent required) and furnish to the Underwriters and to such dealers as the Representative may designate, such amendments or supplements to the Time of Sale Information as may be necessary so that the statements in the Time of Sale Information as so amended or supplemented will not, in the light of the circumstances existing when the Time of Sale Information is delivered to a purchaser, be misleading or so that the Time of Sale Information will comply with law.

(f)                                   Blue Sky Compliance.  The Company will qualify the Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Representative shall reasonably request and will continue such qualifications in effect so long as required for distribution of the Securities; provided that the Company shall not be required to (i) qualify as a foreign corporation or other entity or as a dealer in securities in any such jurisdiction where it would not otherwise be required to so qualify, (ii) file any general consent to service of process in any such jurisdiction or (iii) subject itself to taxation in any such jurisdiction if it is not otherwise so subject.

(g)                                  Earning Statement.  The Company will make generally available to its security holders and the Representative as soon as practicable an earning statement that satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 of the Commission promulgated thereunder covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the “effective date” (as defined in Rule 158) of the Registration Statement.

(h)                                 Clear Market.  For a period of 90 days after the date of this Agreement, the Company will not (i) issue, pledge, sell or otherwise transfer or dispose of, directly or indirectly,

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or file with the Commission a registration statement under the Securities Act relating to, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Common Stock or any such other securities during such 90-day period, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise, without the prior written consent of the Representative, other than (A) the Securities to be sold hereunder, (B) issuances of shares of Common Stock upon the conversion of any Securities, (C) the issuance by the Company of any shares of Common Stock upon the exercise of any option or warrant or the conversion of a security outstanding on the date of this Agreement or under any employee benefit plans existing on the date of this Agreement, in each case, as described in the Registration Statement, Time of Sale Information and the Prospectus, (D) the vesting of or removal or lapse of restrictions on restricted stock or other awards under existing employee benefits plans or agreements in accordance with the terms of such plans or agreements, (E) the issuance by the Company of any options, restricted stock and other awards granted under, or any shares of Common Stock of the Company issued upon the exercise of options granted under, existing employee benefits plans described in the Registration Statement, the Time of Sale Information and the Prospectus,  (F) the filing by the Company of any registration statement on Form S-8 or a successor form thereto in respect of securities offered pursuant to the terms of existing employee benefits plans or agreements, (G) issuances of options, restricted stock units or other awards to newly hired employees, provided such awards do not vest or are not exercisable during such 90-day period, and (H) the entry into of the Call Spread Confirmations and the Company’s performance thereunder, including the issuance of Common Stock upon exercise and settlement or termination of the Call Spread Confirmations.

(i)                                     Use of Proceeds.  The Company will apply the net proceeds from the sale of the Securities as described in the Registration Statement, the Time of Sale Information and the Prospectus under the heading “Use of Proceeds”.

(j)                                    No Stabilization.  The Company will not take, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Securities and will not take any action prohibited by Regulation M under the Exchange Act in connection with the distribution of the Securities contemplated hereby.

(k)                                 Underlying Securities. The Company will reserve and keep available at all times, free of pre-emptive rights, a number of shares of Common Stock equal to the maximum number of Underlying Securities for the purpose of enabling the Company to satisfy all obligations to issue Underlying Securities upon conversion of the Securities.  The Company will cause a number of shares of Common Stock equal to the maximum number of Underlying Securities for issuance upon conversion of the Securities and the maximum number of shares of Common Stock issuable upon exercise of the Warrant Confirmations or any Additional Warrant Confirmations to be listed on the Nasdaq Global Select Market (the “Exchange”).

(l)                                     Reports.  So long as the Securities are outstanding, the Company will furnish to the Representative, as soon as they are available, copies of all reports or other communications (financial or other) furnished to holders of the Securities, and copies of any reports and financial

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statements furnished to or filed with the Commission or any national securities exchange or automatic quotation system.

(m)                             Record Retention.  The Company will, pursuant to reasonable procedures developed in good faith, retain copies of each Issuer Free Writing Prospectus that is not filed with the Commission in accordance with Rule 433 under the Securities Act.

5.                                      Certain Agreements of the Underwriters.                        Each Underwriter hereby represents and agrees that:

(a)                                 It has not and will not use, authorize use of, refer to, or participate in the planning for use of, any “free writing prospectus”, as defined in Rule 405 under the Securities Act (which term includes use of any written information furnished to the Commission by the Company and not incorporated by reference into the Registration Statement and any press release issued by the Company) other than (i) a free writing prospectus that contains no “issuer information” (as defined in Rule 433(h)(2) under the Securities Act) that was not included (including through incorporation by reference) in the Preliminary Prospectus or a previously filed Issuer Free Writing Prospectus, (ii) any Issuer Free Writing Prospectus listed on Annex B or prepared pursuant to Section 3(c) or Section 4(c) above (including any electronic road show), or (iii) any free writing prospectus prepared by such underwriter and approved by the Company in advance in writing (each such free writing prospectus referred to in clauses (i) or (iii), an “Underwriter Free Writing Prospectus”).

(b)                                 It has not and will not, without the prior written consent of the Company, use any free writing prospectus that contains the final terms of the Securities unless such terms have previously been included in a free writing prospectus filed with the Commission; provided that Underwriters may use a term sheet substantially in the form of Annex C hereto without the consent of the Company; provided further that any Underwriter using such term sheet shall notify the Company, and provide a copy of such term sheet to the Company, prior to, or substantially concurrently with, the first use of such term sheet.

(c)                                  It is not subject to any pending proceeding under Section 8A of the Securities Act with respect to the offering (and will promptly notify the Company if any such proceeding against it is initiated during the Prospectus Delivery Period).

6.                                      Conditions of Underwriters’ Obligations.  The obligation of each Underwriter to purchase the Underwritten Securities on the Closing Date or the Option Securities on the Additional Closing Date, as the case may be as provided herein is subject to the performance by the Company of its covenants and other obligations hereunder and to the following additional conditions:

(a)                                 Registration Compliance; No Stop Order.  No order suspending the effectiveness of the Registration Statement shall be in effect, and no proceeding for such purpose or pursuant to Section 8A under the Securities Act shall be pending before or, to the Company’s knowledge,  threatened by the Commission; the Prospectus and each Issuer Free Writing Prospectus shall have been timely filed with the Commission under the Securities Act (in the case of an Issuer

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Free Writing Prospectus, to the extent required by Rule 433 under the Securities Act) and in accordance with Section 4(a) hereof; and all requests by the Commission for additional information shall have been complied with to the reasonable satisfaction of the Representative.

(b)                                 Representations and Warranties.  The representations and warranties of the Company contained herein shall be true and correct on the date hereof and on and as of the Closing Date or the Additional Closing Date, as the case may be; and the statements of the Company and its officers made in any certificates delivered pursuant to this Agreement shall be true and correct on and as of the Closing Date or the Additional Closing Date, as the case may be.

(c)                                  No Downgrade.  Subsequent to the earlier of (A) the Time of Sale and (B) the execution and delivery of this Agreement, (i) no downgrading shall have occurred in the rating accorded any securities or preferred stock of or guaranteed by the Company or any of its subsidiaries by any “nationally recognized statistical rating organization”, as such term is defined by the Commission for purposes of Section 3(a)(62) under the Exchange Act and (ii) no such organization shall have publicly announced that it has under surveillance or review, or has changed its outlook with respect to, its rating of any securities or preferred stock of or guaranteed by the Company or any of its subsidiaries (other than an announcement with positive implications of a possible upgrading).

(d)                                 No Material Adverse Change.  No event or condition of a type described in Section 3(g) hereof shall have occurred or shall exist, which event or condition is not described in the Time of Sale Information (excluding any amendment or supplement thereto) and the Prospectus (excluding any amendment or supplement thereto) and the effect of which in the judgment of the Representative makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Securities on the Closing Date or the Additional Closing Date, as the case may be, on the terms and in the manner contemplated by this Agreement, the Time of Sale Information and the Prospectus.

(e)                                  Officer’s Certificate.  The Representative shall have received on and as of the Closing Date or the Additional Closing Date, as the case may be, a certificate of the chief financial officer or chief accounting officer of the Company and another senior executive officer of the Company who is reasonably satisfactory to the Representative (i) confirming that such officers have carefully reviewed the Registration Statement, the Time of Sale Information and the Prospectus and, to the knowledge of such officers, the representations set forth in Sections 3(b) and 3(d) hereof are true and correct, (ii) confirming that the other representations and warranties of the Company in this Agreement are true and correct and that the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to such Closing Date, (iii) to the effect set forth in paragraph (a), and (iv) confirming that there have been no event or condition of a type described in Section 3(g) hereof.

(f)                                   Comfort Letters.  On the date of this Agreement and on the Closing Date or the Additional Closing Date, as the case may be, PricewaterhouseCoopers LLP shall have furnished to the Representative, at the request of the Company, letters, dated the respective dates of delivery thereof and addressed to the Underwriters, in form and substance reasonably

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satisfactory to the Representative, containing statements and information of the type customarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information of the Company and its subsidiaries contained or incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus; provided, that the letter delivered on the Closing Date or the Additional Closing Date, as the case may be shall use a “cut-off” date no more than three business days prior to such Closing Date or such Additional Closing Date, as the case may be.

(g)                                  Opinion and 10b-5 Statement of Counsel for the Company.  Goodwin Procter, LLP, counsel for the Company, shall have furnished to the Representative, at the request of the Company, their written opinion and 10b-5 statement, dated the Closing Date or the Additional Closing Date, as the case may be, and addressed to the Underwriters, substantially in the form set forth in Annex A-1 hereto.

(h)                                 Opinion of IP Counsel for the Company.  Goodwin Procter, LLP, special IP counsel for the Company, shall have furnished to the Representative, at the request of the Company, their written opinion, dated the Closing Date or the Additional Closing Date, as the case may be, and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representative, substantially in the form set forth in Annex A-2 hereto.

(i)                                     Opinion of Regulatory Counsel for the Company.  Hogan Lovells US LLP and Hogan Lovells International LLP, special regulatory counsel for the Company, shall have each furnished to the Representative, at the request of the Company, their written opinion, dated the Closing Date or the Additional Closing Date, as the case may be, and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representative, substantially in the form set forth in Annex A-3 hereto. Opinion of Litigation Counsel for the Company.   Cooley LLP, special litigation counsel for the Company, shall have furnished to the Representative, at the request of the Company, their written opinion, dated the Closing Date or the Additional Closing Date, as the case may be, and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representative.

(j)                                    Opinion and 10b-5 Statement of Counsel for the Underwriters.  The Representative shall have received on and as of the Closing Date or the Additional Closing Date, as the case may be, an opinion and 10b-5 statement of Davis Polk & Wardwell LLP, counsel for the Underwriters, with respect to such matters as the Representative may reasonably request, and such counsel shall have received such documents and information as they may reasonably request to enable them to pass upon such matters.

(k)                                 No Legal Impediment to Issuance.  No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority that would, as of the Closing Date or the Additional Closing Date, as the case may be, prevent the issuance or sale of the Securities; and no injunction or order of any federal, state or foreign court shall have been issued that would, as of the Closing Date or the Additional Closing Date, as the case may be, prevent the issuance or sale of the Securities.

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(l)                                     Good Standing.  The Representative shall have received on and as of the Closing Date or the Additional Closing Date, as the case may be, satisfactory evidence of the good standing of the Company in its respective jurisdiction of organization and its good standing as foreign entities in such other jurisdictions as the Representative may reasonably request no later than five (5) business days prior to the Closing Date, in each case in writing or any standard form of telecommunication from the appropriate governmental authorities of such jurisdictions.

(m)                             Exchange Listing.  An application for the listing of the maximum number of Underlying Securities for issuance upon conversion of the Securities and the maximum number of shares of Common Stock issuable upon exercise of the Warrant Confirmations or any Additional Warrant Confirmations shall have been approved by the Exchange, subject in each case to official notice of issuance.

(n)                                 Lock-up Agreements.  The “lock-up” agreements, each substantially in the form of Exhibit A hereto, between you and certain directors of the Company and officers of the Company required to file reports under Section 16(a) of the Exchange Act relating to sales and certain other dispositions of shares of Common Stock or certain other securities, delivered to you on or before the date hereof, shall be full force and effect on the Closing Date or Additional Closing Date, as the case may be.

(o)                                 Executed Transaction Documents. On the Closing Date, the Underwriters shall have received from the Company and the Trustee a copy of the fully executed Indenture and copies of the fully executed Underwritten Securities, and on any Additional Closing Date the Underwriters shall have received from the Company and the Trustee copies of the fully executed Option Securities. On the Closing Date, the Underwriters shall have received from the Company and the Rights Agent a copy of the fully executed Rights Plan Amendment. On the Closing Date, the Underwriters shall have received from the Company a copy of the fully executed Base Call Spread Confirmations, and on any Additional Closing Date the Underwriters shall have received from the Company a copy of the fully executed Additional Call Spread Confirmations.

(p)                                 Additional Documents.  On or prior to the Closing Date or the Additional Closing Date, as the case may be, the Company shall have furnished to the Representative such further certificates and documents as the Representative may reasonably request.

All opinions, letters, certificates and evidence mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriters.

7.                                      Indemnification and Contribution.

(a)                                 Indemnification of the Underwriters.  The Company agrees to indemnify and hold harmless each Underwriter, its affiliates, directors and officers and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, legal fees and other expenses incurred in connection with any suit, action or proceeding or any claim asserted, as such fees and expenses are incurred), joint or

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several, that arise out of, or are based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, not misleading, (ii) or any untrue statement or alleged untrue statement of a material fact contained in the Prospectus (or any amendment or supplement thereto), any Issuer Free Writing Prospectus, any “issuer information” filed or required to be filed pursuant to Rule 433(d) or any Time of Sale Information (including any Time of Sale Information that has subsequently been amended), or caused by any omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, in each case except insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representative expressly for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in subsection (b) below.

(b)                                 Indemnification of the Company.  Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the indemnity set forth in paragraph (a) above, but only with respect to any losses, claims, damages or liabilities that arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to such Underwriter furnished to the Company in writing by such Underwriter through the Representative expressly for use in the Registration Statement, the Prospectus (or any amendment or supplement thereto), any Issuer Free Writing Prospectus or any Time of Sale Information, it being understood and agreed upon that the only such information furnished by any Underwriter consists of the following information in the Prospectus furnished on behalf of each Underwriter: the concession and reallowance figures appearing in the fourth paragraph under the caption “Underwriting”, the information contained in the ninth (the first two sentences of such paragraph only) and fourteenth paragraphs describing passive market making under the caption “Underwriting”.

(c)                                  Notice and Procedures.  If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnification may be sought pursuant to either paragraph (a) or (b) above, such person (the “Indemnified Person”) shall promptly notify the person against whom such indemnification may be sought (the “Indemnifying Person”) in writing; provided that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have under paragraph (a) or (b) above except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided, further, that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have to an Indemnified Person otherwise than under paragraph (a) or (b) above.  If any such proceeding shall be brought or asserted against an Indemnified Person and it shall have notified the Indemnifying Person thereof, the Indemnifying Person shall retain counsel reasonably satisfactory to the

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Indemnified Person (who shall not, without the consent of the Indemnified Person, be counsel to the Indemnifying Person) to represent the Indemnified Person in such proceeding and shall pay the reasonable fees and expenses of such counsel related to such proceeding, as incurred.  In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary; (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person; (iii) the Indemnified Person shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the Indemnifying Person; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interest between them.  It is understood and agreed that the Indemnifying Person shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and that all such reasonable fees and expenses shall be paid or reimbursed as they are incurred. Any such separate firm for any Underwriter, its affiliates, directors and officers and any control persons of such Underwriter shall be designated in writing by J.P. Morgan Securities LLC and any such separate firm for the Company, its directors, its officers who signed the Registration Statement and any control persons of the Company shall be designated in writing by the Company.  The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Person agrees to indemnify each Indemnified Person from and against any loss or liability by reason of such settlement or judgment.  Notwithstanding the foregoing sentence, if at any time an Indemnified Person shall have requested that an Indemnifying Person reimburse the Indemnified Person for fees and expenses of counsel as contemplated by this paragraph, the Indemnifying Person shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by the Indemnifying Person of such request, (ii) such Indemnifying Person shall have received notice of the terms of such settlement and the Indemnified Person’s intention to settle at least 30 days prior to such settlement being entered into, and (iii) the Indemnifying Person shall not have reimbursed the Indemnified Person in accordance with such request prior to the date of such settlement unless such Indemnifying Person has (a) reimbursed all undisputed amounts and only failed to reimburse amounts disputed in good faith and (b) provided detail regarding the good faith reasons for the failure to reimburse amounts requested by the Indemnified Person. No Indemnifying Person shall, without the written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnification could have been sought hereunder by such Indemnified Person, unless such settlement (x) includes an unconditional release of such Indemnified Person, in form and substance reasonably satisfactory to such Indemnified Person, from all liability on claims that are the subject matter of such proceeding and (y) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnified Person.

(d)                                 Contribution.  If the indemnification provided for in paragraphs (a) and (b) above is unavailable to an Indemnified Person or insufficient in respect of any losses, claims, damages

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or liabilities referred to therein, then each Indemnifying Person under such paragraph, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Underwriters, on the other, from the offering of the Securities or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Company, on the one hand, and the Underwriters, on the other, in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations.  The relative benefits received by the Company, on the one hand, and the Underwriters, on the other, shall be deemed to be in the same respective proportions as the net proceeds (before deducting expenses) received by the Company from the sale of the Securities and the total underwriting discounts and commissions received by the Underwriters in connection therewith, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate offering price of the Securities.  The relative fault of the Company, on the one hand, and the Underwriters, on the other, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(e)                                  Limitation on Liability.  The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) above.  The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in paragraph (d) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such Indemnified Person in connection with any such action or claim.  Notwithstanding the provisions of this Section 7, in no event shall an Underwriter be required to contribute any amount in excess of the amount by which the total underwriting discounts and commissions received by such Underwriter with respect to the offering of the Securities exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  The Underwriters’ obligations to contribute pursuant to this Section 7 are several in proportion to their respective purchase obligations hereunder and not joint.

(f)                                   Non-Exclusive Remedies.  The remedies provided for in this Section 7 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any Indemnified Person at law or in equity.

8.                                      Effectiveness of Agreement.  This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

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9.                                      Termination.  This Agreement may be terminated in the absolute discretion of the Representative, by notice to the Company, if after the execution and delivery of this Agreement and prior to the Closing Date or, in the case of the Option Securities, prior to the Additional Closing Date (i) trading generally shall have been suspended or materially limited on or by any of the New York Stock Exchange, the American Stock Exchange, the Nasdaq Global Market; (ii) trading of any securities issued or guaranteed by the Company shall have been suspended on any exchange or in any over-the-counter market; (iii) a general moratorium on commercial banking activities shall have been declared by federal or New York State authorities; or (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis, either within or outside the United States, that, in the judgment of the Representative, is material and adverse and makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Securities on the Closing Date or the Additional Closing Date, as the case may be, on the terms and in the manner contemplated by this Agreement, the Time of Sale Information and the Prospectus.

10.                               Defaulting Underwriter.

(a)                                 If, on the Closing Date or the Additional Closing Date, as the case may be, any Underwriter defaults on its obligation to purchase the Securities that it has agreed to purchase hereunder on such date, the non-defaulting Underwriters may in their discretion arrange for the purchase of such Securities by other persons satisfactory to the Company on the terms contained in this Agreement.  If, within 36 hours after any such default by any Underwriter, the non-defaulting Underwriters do not arrange for the purchase of such Securities, then the Company shall be entitled to a further period of 36 hours within which to procure other persons satisfactory to the non-defaulting Underwriters to purchase such Securities on such terms.  If other persons become obligated or agree to purchase the Securities of a defaulting Underwriter, either the non-defaulting Underwriters or the Company may postpone the Closing Date or the Additional Closing Date, as the case may be, for up to five full business days in order to effect any changes that in the opinion of counsel for the Company or counsel for the Underwriters may be necessary in the Registration Statement and the Prospectus or in any other document or arrangement, and the Company agrees to promptly prepare any amendment or supplement to the Registration Statement and the Prospectus that effects any such changes.  As used in this Agreement, the term “Underwriter” includes, for all purposes of this Agreement unless the context otherwise requires, any person not listed in Schedule 1 hereto that, pursuant to this Section 10, purchases Securities that a defaulting Underwriter agreed but failed to purchase.

(b)                                 If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters and the Company as provided in paragraph (a) above, the aggregate principal amount of such Securities that remains unpurchased on the Closing Date or the Additional Closing Date, as the case may be does not exceed one-eleventh of the aggregate principal amount of the Securities to be purchased on such date, then the Company shall have the right to require each non-defaulting Underwriter to purchase the principal amount of Securities that such Underwriter agreed to purchase hereunder on such date plus such Underwriter’s pro rata share (based on the principal amount of Securities that such Underwriter agreed to purchase on such date) of the Securities of such defaulting Underwriter or Underwriters for which such arrangements have not been made.

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(c)                                  If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters and the Company as provided in paragraph (a) above, the aggregate principal amount of such Securities that remains unpurchased on the Closing Date or the Additional Closing Date, as the case may be, exceeds one-eleventh of the aggregate principal amount of the Securities to be purchased on such date, or if the Company shall not exercise the right described in paragraph (b) above, then this Agreement or, with respect to any Additional Closing Date, the obligation of the Underwriters to purchase Securities on the Additional Closing Date, as the case may be, shall terminate without liability on the part of the non-defaulting Underwriters.  Any termination of this Agreement pursuant to this Section 10 shall be without liability on the part of the Company, except that the Company will continue to be liable for the payment of expenses as set forth in Section 11 hereof and except that the provisions of Section 7 hereof shall not terminate and shall remain in effect.

(d)                                 Nothing contained herein shall relieve a defaulting Underwriter of any liability it may have to the Company or any non-defaulting Underwriter for damages caused by its default.

11.                               Payment of Expenses.

(a)                                 Whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, the Company agrees to pay or cause to be paid all costs and expenses incident to the performance of its obligations hereunder, including without limitation, (i) the costs incident to the authorization, issuance, sale, preparation and delivery of the Securities and any taxes payable in that connection; (ii) the costs incident to the preparation, printing and filing under the Securities Act of the Registration Statement, the Preliminary Prospectus, any Issuer Free Writing Prospectus, any Time of Sale Information and the Prospectus (including all exhibits, amendments and supplements thereto) and the distribution thereof; (iii) the costs of reproducing and distributing each of the Transaction Documents; (iv) the fees and expenses of the Company’s counsel and independent accountants; (v) the fees and expenses incurred in connection with the registration or qualification and determination of eligibility for investment of the Securities under the laws of such jurisdictions as the Representative may designate and the preparation, printing and distribution of a Blue Sky Memorandum (including the related fees and expenses of counsel for the Underwriters); (vi) any fees charged by rating agencies for rating the Securities; (vii) the fees and expenses of the Trustee and any paying agent (including related fees and expenses of any counsel to such parties); (viii) all expenses and application fees incurred in connection with any qualification or filing with, and clearance of the offering by, the Financial Industry Regulatory Authority, Inc. (“FINRA”) in an amount not to exceed $10,000, and the approval of the Securities for book-entry transfer by DTC; (ix) all expenses incurred by the Company in connection with any “road show” presentation to potential investors ; and (x) all expenses and application fees related to the listing of the Underlying Securities, the Common Stock underlying the warrants evidenced by the Warrant Confirmations and the Common Stock underlying any warrants evidenced by any Additional Warrant Confirmations on the Exchange. For the avoidance of doubt, the Underwriters will be solely responsible for the payment of fees and expenses of their counsel and other agents, if any.

32

(b)                                 If (i) this Agreement is validly terminated pursuant to clause (ii) of Section 9 prior to the Closing Date, (ii) the Company for any reason (other than (x) for a termination pursuant to clauses (i), (iii) or (iv) of Section 9, or (y) a termination pursuant to Section 10 fails to tender the Securities for delivery to the Underwriters or (iii) the Underwriters decline to purchase the Securities because one or more of the conditions in Section 6 (other than pursuant to events described in (x) or (y) of clause (ii) of this section 11(b) are not satisfied, the Company agrees to reimburse the Underwriters for all out-of-pocket costs and expenses (including the fees and expenses of their counsel) reasonably incurred by the Underwriters in connection with this Agreement and the offering contemplated hereby; provided that the Company shall not be required to reimburse any out-of-pocket costs or expenses of a Defaulting Underwriter. For the avoidance of doubt, should the events described in clauses (i), (ii) or (iii) above occur in connection with the offering and closing of the Option Securities only, such out-of-pocket expenses will be limited to such expenses attributable to the offering and closing of the Option Securities only.

12.                               Persons Entitled to Benefit of Agreement.  This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and any controlling persons referred to in Section 7 hereof.  Nothing in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.  No purchaser of Securities from any Underwriter shall be deemed to be a successor merely by reason of such purchase.

13.                               Survival.  The respective indemnities, rights of contribution, representations, warranties and agreements of the Company and the Underwriters contained in this Agreement or made by or on behalf of the Company or the Underwriters pursuant to this Agreement or any certificate delivered pursuant hereto shall survive the delivery of and payment for the Securities and shall remain in full force and effect, regardless of any termination of this Agreement or any investigation made by or on behalf of the Company or the Underwriters.

14.                               Certain Defined Terms.  For purposes of this Agreement, (a) except where otherwise expressly provided, the term “affiliate” has the meaning set forth in Rule 405 under the Securities Act; (b) the term “business day” means any day other than a day on which banks are permitted or required to be closed in New York City; and (c) the term “subsidiary” has the meaning set forth in Rule 405 under the Securities Act.

15.                               Miscellaneous.

(a)                                 Notices.  All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted and confirmed by any standard form of telecommunication.  Notices to the Underwriters shall be given to the Representative c/o J.P. Morgan Securities LLC, 383 Madison Avenue, New York, New York 10179 (fax: (212) 622-8358); Attention: Equity Syndicate Desk.  Notices to the Company shall be given to it at AMAG Pharmaceuticals, Inc., 1100 Winter Street, Waltham, MA 02451 (fax: (617) 499-3361);

33

Attention: William K. Heiden with a copy to Goodwin Procter LLP, Exchange Place, 53 State Street, Boston, MA 02109 (fax: (617) 570-1231), Attention: James Barri.

(b)                                 Governing Law.  This Agreement and any claim, controversy or dispute arising under or related to this Agreement shall be governed by and construed in accordance with the laws of the State of New York.

(c)                                  Counterparts.  This Agreement may be signed in counterparts (which may include counterparts delivered by any standard form of telecommunication), each of which shall be an original and all of which together shall constitute one and the same instrument.

(d)                                 Amendments or Waivers.  No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.

(e)                                  Headings.  The headings herein are included for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement

34

If the foregoing is in accordance with your understanding, please indicate your acceptance of this Agreement by signing in the space provided below.

Very truly yours,

AMAG PHARMACEUTICALS, INC.

By	/s/ William K. Heiden
Name: William K. Heiden
Title: President and Chief Executive Officer

[Signature Page to AMAG Underwriting Agreement]

Accepted as of the date first written above.

J.P. MORGAN SECURITIES LLC

For itself and on behalf of the

several Underwriters listed

in Schedule 1 hereto.

By	/s/ Philip Ross
Authorized Signatory
Philip Ross
Managing Director

[Signature Page to AMAG Underwriting Agreement]

Schedule 1

Underwriter	Principal Amount

J.P. Morgan Securities LLC	$109,375,000
Morgan Stanley & Co. LLC	$43,750,000
Cowen and Company, LLC	$13,125,000
Robert W. Baird & Co. Incorporated	$8,750,000

Total	$175,000,000

Schedule 1-1

Annex A-1

[Form of Opinion of Goodwin Procter, LLP, Counsel for the Company]

February [    ], 2014

J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

Re:  AMAG Pharmaceuticals, Inc.

Ladies and Gentlemen:

We are furnishing this opinion letter to you pursuant to Section [6(e)] of the Underwriting Agreement, dated February [    ], 2014 (the “Underwriting Agreement”), between AMAG Pharmaceuticals, Inc., a Delaware corporation (the “Company”), and J.P. Morgan Securities LLC, on its own behalf and as representative of the several underwriters named in Schedule 1 thereto (collectively, the “Underwriters”).  Capitalized terms that are defined in the Underwriting Agreement and are not otherwise defined herein are used herein as they are defined in the Underwriting Agreement.

The Registration Statement on Form S-3 (File No. 333-192132) filed by the Company with the Securities and Exchange Commission (the “Commission”) on November 6, 2013, in the form in which it became effective, including the information incorporated by reference therein and deemed to be included in it at the time of effectiveness pursuant to Rule 430B of the Securities Act of 1933, as amended (the “Securities Act”), is referred to in this opinion letter as the “Registration Statement”; the preliminary prospectus supplement relating to $[            ] aggregate principal amount of the Company’s [          ]% Convertible Senior Notes due 2019 (the “Securities”) filed by the Company with the Commission on February [    ], 2014 pursuant to Rule 424(b) under the Securities Act together with the base prospectus included in the Registration Statement, including the information incorporated by reference therein, is referred to in this opinion letter as the “Preliminary Prospectus”;  the Preliminary Prospectus immediately prior to [      ] P.M. (Eastern Time) on February [    ], 2014, as supplemented by the Company’s issuer free writing prospectus and referencing the Registration Statement, filed with the Commission on February [    ], 2014, is referred to in this opinion letter as the “Disclosure Package”; and the prospectus supplement relating to the Securities filed by the Company with the Commission on February [    ], 2014 pursuant to Rule 424(b) under the Securities Act, including the information incorporated by reference therein, together with the base prospectus included in the Registration Statement is referred to in this opinion letter as the “Prospectus.”

We have reviewed each of the agreements included as Exhibits 10.x through 10.y to the Company’s Annual Report on Form 10-K for the year ended December 31, 2013 (collectively, the “Listed Agreements”) and made such investigation of law as we have deemed appropriate to give the opinions set forth below.  We have relied, without independent verification, on certificates of public officials and, as to matters of fact material to the opinions set forth below, on representations made in the Underwriting Agreement, and certificates of the Company.

Annex A-1-1

Our opinion regarding valid existence and good standing in numbered paragraph 1 is based solely on a certificate of the Delaware Secretary of State and, in the case of valid existence, a review of the Company’s amended and restated certificate of incorporation (the “Certificate of Incorporation”) and an officer’s certificate confirming that the Company has taken no action looking to its dissolution.  We express no opinion as to the tax good standing of the Company in any jurisdiction.

For purposes of our opinion in numbered paragraph 11(c), we have interpreted the terms of the contracts addressed by that opinion as they would be understood in New York.

The opinions set forth below are limited to New York law, the Delaware General Corporation Law (the “DGCL”) and the federal law of the United States.  Without limiting the generality of the foregoing, we express no opinion with respect to (i) state securities or “Blue Sky” laws, or (ii) state or federal antifraud laws.  Based upon the foregoing, and subject to the additional qualifications set forth below, we are of the opinion that:

1.                          The Company is validly existing as a corporation in good standing under Delaware law.

2.                          The Company has the corporate power to own its properties and conduct its business as described in the Prospectus, and to execute and deliver, and to perform its obligations under, the Transaction Documents and each of the Base Call Spread Confirmations.

3.                          The Underwriting Agreement has been duly authorized, executed and delivered by the Company.

4.                          The Indenture has been duly authorized, executed and delivered by the Company and, assuming due authorization, execution and delivery thereof by the Trustee, constitutes a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms.

5.                          The Securities have been duly authorized and executed by the Company and, assuming due authentication in accordance with the terms of the Indenture and when issued and delivered to and paid for by the Underwriters as contemplated by the Underwriting Agreement, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

6.                          The Rights Plan Amendment has been duly authorized, executed and delivered by the Company, and, assuming due authorization, execution and delivery by American Stock Transfer & Trust Company, LLC, as Rights Agent, constitutes a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms.

7.                          Each of the Base Call Spread Confirmations has been duly authorized, executed and delivered by the Company and, assuming due authorization, execution and delivery

Annex A-1-2

thereof by the Call Spread Counterparties, constitutes a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms.

8.                          The Company’s Board of Directors has duly authorized and adopted resolutions reserving a number of shares of Common Stock equal to the aggregate Maximum Number of Shares (as defined in the Base Warrant Confirmations) issuable upon exercise of the Warrants (as defined in the Base Warrant Confirmations) in accordance with the terms of the Base Warrant Confirmations and the maximum number of shares of Common Stock as are issuable upon conversion of the Securities in accordance with the terms of the Indenture.

9.                          Assuming a sufficient number of authorized but unissued shares of Common Stock are available for issuance when the warrant transactions evidenced by the Base Warrant Confirmations are exercised and settled or terminated, as the case may be, the aggregate Maximum Number of Shares (as defined in the Base Warrant Confirmations) have been duly authorized and, when issued and delivered upon exercise and settlement, or termination, as the case may be, of the warrant transactions evidenced by the Base Warrant Confirmations will be validly issued, fully paid and non-assessable.

10.                   Assuming a sufficient number of authorized but unissued shares of Common Stock are available for issuance when the Securities are converted, the maximum number of Underlying Securities issuable upon conversion of the Securities have been duly authorized and, when issued and delivered upon conversion of the Securities in accordance with the Indenture, will be validly issued, fully paid and non-assessable.

11.                   The execution and delivery by the Company of the Transaction Documents and the Base Call Spread Confirmations do not and the performance by the Company of its obligations under the Transaction Documents and the Base Call Spread Confirmations and the issuance of the Securities by the Company will not: (a) require any consent, approval, license or exemption by, order or authorization of, or filing, recording or registration by the Company with any Delaware governmental authority pursuant to the Delaware General Corporation Law or any New York or federal governmental authority, except such as have been made or obtained under the Securities Act, (b) violate the Certificate of Incorporation or the By-laws, the Delaware General Corporation Law or any New York or federal statute, rule or regulation or (c) result in a breach of or constitute a default under, any of the Listed Agreements.

12.                   The statements in the Disclosure Package and the Prospectus under the captions “Description of notes,” “Description of convertible note hedge and warrant transactions” and “Description of capital stock,” insofar as such statements contain descriptions of laws, rules or regulations, and insofar as they describe the terms of agreements or the Company’s Certificate of Incorporation or By-laws, are correct in all material respects.

13.                   The statements in the Disclosure Package and the Prospectus under the caption “Material U.S. federal income tax considerations,” insofar as they purport to constitute

Annex A-1-3

summaries of matters of U.S. federal income tax law or regulation or legal conclusions with respect thereto, constitute accurate summaries of the matters described therein in all material respects.  The advice set forth in this numbered paragraph 13 is not intended or written to be used, and it cannot be used, by any taxpayer for the purpose of avoiding U.S. federal tax penalties that may be imposed on the taxpayer.  The advice was written to support the promotion or marketing of the sale of the Securities.  Each taxpayer should seek advice based upon the taxpayer’s particular circumstances from an independent tax advisor.  The foregoing language is intended to satisfy the requirements under the regulations in Section 10.35 of U.S. Treasury Department Circular 230.

14.                   The Company is not, and after giving effect to the issuance of the Securities, the application of the proceeds as described in the Disclosure Package and the Prospectus and (assuming the Securities were converted on the date hereof) the transactions contemplated by the Base Call Spread Confirmations, will not be, an “investment company,” as that term is defined in the Investment Company Act of 1940, as amended.

Our opinions set forth above are subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws of general application affecting the rights and remedies of creditors and to general principles of equity (including, without limitation, concepts of materiality, reasonableness, good faith, fair dealing and unconscionability), regardless of whether considered in a proceeding in equity or law.

We express no opinion on any provision of any of the Underwriting Agreement, the Indenture, the Base Call Spread Confirmations or the Securities (1) relating to indemnification, contribution or waivers (including, without limitation, the waiver by any party of the right to trial by jury, and the waiver of stay, extension and other laws) to the extent that such indemnification, contribution or waivers may be held to be unenforceable or in violation of public policy, (2) relating to the choice of forum for resolving disputes or (3) to the extent it violates any applicable statute of limitations.

Our opinion in numbered paragraph 11 does not cover financial covenants or similar provisions in the agreements or instruments addressed by that opinion that require financial calculations or determinations to ascertain compliance.

This opinion letter and the opinions it contains shall be interpreted in accordance with the Legal Opinion Principles issued by the Committee on Legal Opinions of the American Bar Association’s Business Law Section as published in 53 Business Lawyer 831 (May 1998).

This opinion letter is being furnished by us solely for the benefit of the Underwriters as underwriters in connection with the issuance to the Underwriters of the Securities, and neither it nor the opinions it contains may be relied on for any other purpose or by anyone else.

Very truly yours,

GOODWIN PROCTER LLP

Annex A-1-4

[Form of 10b-5 Statement of Goodwin Procter, LLP, Counsel for the Company]

February [    ], 2014

J.P. Morgan Securities LLC
383 Madison Avenue
New York, New York 10179

Re:  AMAG Pharmaceuticals, Inc.

Ladies and Gentlemen:

We are furnishing this letter to you pursuant to Section [6(e)] of the Underwriting Agreement, dated February [    ], 2014 (the “Underwriting Agreement”), between AMAG Pharmaceuticals, Inc., a Delaware corporation (the “Company”), and J.P. Morgan Securities LLC, on its own behalf and as representative of the several underwriters named in Schedule 1 thereto (collectively, the “Underwriters”).

The Registration Statement on Form S-3 (File No. 333-192132) filed by the Company with the Securities and Exchange Commission (the “Commission”) on November 6, 2013, in the form in which it became effective, including the information incorporated by reference therein and deemed to be included in it at the time of effectiveness pursuant to Rule 430B of the Securities Act of 1933, as amended (the “Securities Act”), is referred to in this letter as the “Registration Statement”; the preliminary prospectus supplement relating to $[            ] aggregate principal amount of the Company’s [          ]% Convertible Senior Notes due 2019 (the “Securities”) filed by the Company with the Commission on February [    ], 2014 pursuant to Rule 424(b) under the Securities Act together with the base prospectus included in the Registration Statement, including the information incorporated by reference therein, is referred to in this letter as the “Preliminary Prospectus”;  the Preliminary Prospectus immediately prior to [      ] P.M. (Eastern Time) on February [    ], 2014 (the “Applicable Time”), as supplemented by the Company’s issuer free writing prospectus and referencing the Registration Statement, filed with the Commission on February [    ], 2014, is referred to in this letter as the “Disclosure Package”; and the prospectus supplement relating to the Securities filed by the Company with the Commission on February [    ], 2014 pursuant to Rule 424(b) under the Securities Act, including the information incorporated by reference therein, together with the base prospectus included in the Registration Statement is referred to in this letter as the “Prospectus.”

As counsel to the Company, we participated in the preparation of the Registration Statement, the Prospectus and the Disclosure Package, and in discussions with your representatives, those of counsel for the several Underwriters, and those of the Company and its independent public accountants, at which the contents of the Registration Statement, the Prospectus and the Disclosure Package were discussed.  Between the Applicable Time and the time of the delivery of this letter, we participated in further discussions with your representatives, those of counsel for the Underwriters, and those of the Company and its independent public accountants, and we

Annex A-1-5

reviewed certain certificates of officers of the Company and public officials and letters from the Company’s independent public accountants delivered to you today.

The purpose of our engagement was not to establish or to confirm factual matters set forth in the Registration Statement, the Prospectus and the Disclosure Package, and we have not undertaken any obligation to verify independently any of the factual matters set forth in the Registration Statement, the Prospectus and the Disclosure Package.  Moreover, many of the determinations required to be made in the preparation of the Registration Statement, the Prospectus and the Disclosure Package involve matters of a non-legal nature.

Subject to the foregoing, we confirm to you that, on the basis of the information that we gained in the course of performing the services referred to above, nothing came to our attention that caused us to believe that:  (a) the Registration Statement, as of February [    ], 2014, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (b) the Disclosure Package, at the Applicable Time, contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or (c) the Prospectus, as of its date and as of the date and time of delivery of this letter, contained or contains any untrue statement of a material fact or omitted or omits to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that we do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement, the Disclosure Package or the Prospectus, except to the extent set forth in numbered paragraphs [11] and [12] in our opinion letter of even date herewith addressed to you, and we do not express any belief as to the financial statements and related notes or financial statement schedules, or other financial or accounting data or information contained in or omitted from the Registration Statement, the Disclosure Package and the Prospectus.   In addition, we express no opinion or belief as to the conveyance of the Disclosure Package or the information contained therein to investors.

We inform you that the Registration Statement became effective under the Securities Act on February [    ], 2014, the Indenture, dated February [    ], 2014, between the Company and Wilmington Trust, National Association, as trustee (the “Trustee”), as supplemented by [Supplemental Indenture No. 1], dated February [    ], 2014, between the Company and the Trustee, is qualified under the Trust Indenture Act of 1939, as amended, and, based solely on our review of the Commission’s “Stop Orders” web page (http://sec.gov/litigation/stoporders.shtml), that no stop order suspending the effectiveness of the Registration Statement has been issued under the Securities Act.

Further, we confirm to you that the Registration Statement, as of February [    ], 2014, and the Prospectus, as of its date, appeared to us on their face to respond in all material respects to the requirements of the form on which the Registration Statement was filed, except that the foregoing statement does not address any requirement relating to financial statements or related notes or financial statement schedules, or other financial and accounting data or information contained in or omitted from the Registration Statement or the Prospectus.

Annex A-1-6

This letter is being furnished by us solely for the benefit of the Underwriters as underwriters in connection with the issuance to the Underwriters of the Securities pursuant to the Underwriting Agreement, and it may not be relied on for any other purpose or by anyone else.

Very truly yours,

GOODWIN PROCTER LLP

Annex A-1-7

Annex A-2

[Form of Opinion of Special IP Counsel]

February     , 2014

J.P. Morgan Securities LLC

383 Madison Avenue

New York, N.Y. 10179

Re:  AMAG PHARMACEUTICALS, INC.

Ladies and Gentlemen:

This letter is being furnished to you pursuant to Section 6(h) of the Underwriting Agreement, dated February [] 2014 (the “Underwriting Agreement”), between AMAG Pharmaceuticals, Inc., a Delaware corporation (the “Company”), and J.P. Morgan Securities LLC, on its own behalf and as representative of the several underwriters named in Schedule 1 thereto (collectively, the “Underwriters”).

We represent the Company in certain intellectual property matters.  Specifically, we have acted as special patent counsel to the Company with respect to the prosecution of the patents and patent applications listed in Appendix A hereto (the “Company Patent Rights”).

We express no opinion herein as to laws of any jurisdiction other than the federal patent laws of the United States of America.

Based upon the foregoing, and subject to the additional qualifications set forth below, we are opinion that:

1.                                      Based solely upon our review of Goodwin Procter LLP’s files as of 8:00 am (EST) on the date hereof the Company Patent Rights are owned solely by the Company.  The inventors named in the Company Patent Rights have assigned to the Company their rights in such patents and patent applications and such assignments have been recorded at the United States Patent and Trademark Office (“USPTO”).

2.                                      To the best of our knowledge, the duty of candor and good faith as required by the USPTO, and in accordance with 37 C.F.R. 1.56, during prosecution of the Company Patent Rights has been complied with.

3.                                      The statements included in the Annual Report on Form 10-K filed by the Company with the Securities and Exchange Commission on February 10, 2014 under the captions:

Annex A-2-1

Business — Our Core Proprietary Technology

Business — Patents and Trade Secrets

Risk Factors — The success of Feraheme and MuGard in the U.S. depends on our ability to maintain the proprietary nature of our technology

Risk Factors — Competitors could file applications seeking a path to U.S. approval of a generic ferumoxytol.

Risk Factors — The success of Feraheme/Riesno abroad depends on our ability to protect our intellectual property rights and the laws of foreign countries may not provide the same level of protection as do the laws of the U.S., insofar as such statements describe the Company Patent Rights, or contain descriptions of U.S. laws, rules or regulations relating to the Company Patent Rights, are correct in all material respects.

Whenever our opinions herein are qualified by the phrase “to the best of our knowledge” such language means that our opinions are based upon the actual knowledge of attorneys and patent agents presently within our firm who have performed services for the Company without any independent investigation or inquiry, except for such investigation as is specifically described herein.  Unless set forth herein, we have not undertaken, for purposes of this letter, any independent investigation to determine the existence or absence of facts that would contradict our opinions and statements set forth herein, and no inference as to our knowledge of the existence or absence of such facts should be drawn from the fact of our representation of the Company in intellectual property matters or otherwise.

With regard to the opinions set forth in numbered paragraph (1) hereinabove, we have assumed (i) the genuineness of all signatures, (ii) the capacity and authority of all signatories, (iii) the authenticity and completeness of all documents submitted to us as originals, and (iv) the conformity to original documents of all documents submitted to us as certified or photostatic copies.

In connection with the preparation and issuance of this letter, (a) we have undertaken no patent search, or validity or enforceability study with respect to any of the Company Patent Rights, and (b) we have undertaken no infringement or right-to-use investigations with respect to the rights of others.  For the avoidance of doubt, we have not, in connection with the preparation and issuance of this letter, undertaken any freedom to operate search relating to any of the Company’s products, including Feraheme®.  Moreover, we have relied as to matters of fact, to the extent we have deemed proper, upon certificates and representations of the Company’s officers and management.

This letter is limited to the matters set forth herein, and no matter may be inferred or implied beyond the matters expressly stated in this letter.  No inference as to our independent review of any information set forth in the above-referenced documents should be drawn from the fact of our representation of the Company in intellectual property matters or otherwise.  We assume no obligation to advise you, subsequent to the delivery of this letter, of any matters that could result in a change in the beliefs set forth herein.

Annex A-2-2

This letter is being furnished by us solely for the benefit of the several Underwriters as underwriters in connection with the sale to you of the Securities (as defined in the Underwriting Agreement) pursuant to the Underwriting Agreement, and it may not be relied upon for any other purpose by you or anyone else.  It should not be quoted in whole or in part or otherwise be referred to, nor be filed with nor furnished to any governmental agency or other person or entity, without our prior written consent.

Very truly yours,

Goodwin Procter LLP

Annex A-2-3

Appendix A

HEAT STABLE COLLOIDAL IRON OXIDES COATED WITH REDUCED CARBOHYDRATES AND CARBOHYDRATE DERIVATIVES

Country	Case Type	Application Number	Filing Date	Patent Number
AT	EPP	00914867.7	08-Mar-2000	116902
BE	EPP	00914867.7	08-Mar-2000	1169062
CH	EPP	00914867.7	08-Mar-2000	1169062
CY	EPP	00914867.7	08-Mar-2000	1169062
DE	EPP	00914867.7	08-Mar-2000	1169062
DK	EPP	00914867.7	08-Mar-2000	1169062
EP	PCT	00914867.7	08-Mar-2000	1169062
EP	DIV	04078335.9	08-Mar-2000
ES	EPP	00914867.7	08-Mar-2000	1169062
FI	EPP	00914867.7	08-Mar-2000	1169062
FR	EPP	00914867.7	08-Mar-2000	1169062
GB	EPP	00914867.7	08-Mar-2000	1169062
GR	EPP	00914867.7	08-Mar-2000	1169062
IE	EPP	00914867.7	08-Mar-2000	1169062
IT	EPP	00914867.7	08-Mar-2000	1169062
JP	PCT	2000-610523	08-Mar-2000	5064612
JP	DIV	2010-275172	08-Mar-2000
LI	EPP	00914867.7	08-Mar-2000	1169062
LU	EPP	00914867.7	08-Mar-2000	1169062
MC	EPP	00914867.7	08-Mar-2000	1169062
NL	EPP	00914867.7	08-Mar-2000	1169062
PT	EPP	00914867.7	08-Mar-2000	1169062
SE	EPP	00914867.7	08-Mar-2000	1169062
US	ORD	09/521264	08-Mar-2000	6599498
US	CON	10/386394	11-Mar-2003	7553479
US	PRO	60/128579	09-Apr-1999
WO	ORD	PCT/US00/06047	08-Mar-2000

Annex A-2-4

Country	Case Type		Filing Date	Patent Number
US	CIP	10/410527	09-Apr-2003	7871597
US	DIV	12/963308	08-Dec-2010	8501158
US	CON	13/734339	04-Jan-2013	8591864
US	CON	13/937923	09-Jul-2013
US	CON	13/197,153	03-Aug-2011

Annex A-2-5

Annex A-3

[Form of Opinion of Hogan Lovells US LLP, Special Regulatory Counsel]

February 11, 2014

J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

Re:                             AMAG Pharmaceuticals, Inc.

Ladies and Gentlemen:

This letter is furnished to you, as representatives of the several underwriters, pursuant to Section 6(i) of the Underwriting Agreement dated February         , 2014 (the “Underwriting Agreement”) between you and AMAG Pharmaceuticals, Inc. (the “Company”), relating to the issuance and sale by the Company of $175,000,000 of     % Convertible Senior Notes due 2019, pursuant to the terms of the Underwriting Agreement.

This firm has acted in the limited role of regulatory counsel to the Company in the U.S. Food and Drug Administration (“FDA”) area and federal health regulatory matters only.  In such capacity, we have reviewed certain information under the captions identified in Schedule A attached hereto (the “Regulatory Statements”) in (i) the Company’s Prospectus dated November 18, 2013 (the “Prospectus”) forming a part of the Company’s Registration Statement on Form S-3, as amended (Registration No. 333-192132), (ii) in the Company’s Prospectus Supplement dated February 10, 2014 (the “Prospectus Supplement”), and (iii) in the Company’s 10-K for the fiscal year ended 2013 as filed on February 10, 2014 (the “Form 10-K”).  We have not been retained or engaged by the Company to perform, nor have we performed, any review of any other information in the Prospectus, in the Prospectus Supplement, or in the Form 10-K other than the Regulatory Statements.  Additionally, we have not been retained or engaged to provide advice in respect of United States securities laws or the rules or regulations of the Securities and Exchange Commission (the “Commission”) thereunder (the “Rules”), nor have we been retained or engaged by the Company to provide advice as to whether any information or any statement, opinion or other writing is required under the United States securities laws or the Rules to be filed with or submitted to, or incorporated into any document that will be filed with or submitted to, the Commission, and the matters addressed herein should not be construed as such advice.  Capitalized terms used herein that are defined in the Underwriting Agreement shall have the respective meanings set forth in the Underwriting Agreement unless otherwise defined herein.

For purposes of our opinion, we have examined copies of the following (the “Documents”):

1.                                       An executed copy of the Underwriting Agreement.

2.                                       The Regulatory Statements in the Prospectus, the Prospectus Supplement, and the Form 10-K.

Annex A-3-1

3.                                       A certificate of certain officers of the Company dated the date hereof as to certain facts relating to the Company.

In our examination of the Underwriting Agreement and the other Documents, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the accuracy and completeness of all of the Documents, the authenticity of all originals of the Documents and the conformity to authentic originals of all of the Documents submitted to us as copies (including telecopies).  Further, for purposes of our opinion, we have not independently verified nor do we take any responsibility for nor are we addressing in any way any statements of fact; any statements concerning state or foreign law; any legal conclusions or any statements of belief attributable to the Company; any statement regarding or referring to clinical or pre-clinical studies, the data relating thereto, or the results thereof; or whether or not the Company is in compliance with applicable FDA or federal health regulatory requirements.  Our opinion is given in the context of the foregoing.

This letter is based as to matters of law solely on applicable provisions of the following, as currently in effect: the Federal Food, Drug, and Cosmetic Act, as amended (the “FDC Act”), and the regulations promulgated thereunder, Title XVIII of the Social Security Act (the “SSA”), as amended by the Medicare Prescription Drug, Improvement and Modernization Act of 2003, and the regulations promulgated thereunder, Titles XVIII and XIX of the SSA and section 340B of the Public Health Service Act (the “PHS Act”), as amended by the Patient Protection and Affordable Care Act, and the regulations promulgated thereunder, Titles XVIII and XIX of the SSA and section 340B of the PHS Act, as amended by the Health Care and Education Reconciliation Act of 2010, and the regulations promulgated thereunder, Title XIX of the SSA, as amended by the FAA Air Transportation Modernization and Safety Improvement Act, Titles XVIII and XIX of the SSA, as amended by the American Taxpayer Relief Act of 2012, and the sequestration provisions of the Budget Control Act of 2011, as amended by the American Taxpayer Relief Act of 2012 and the Bipartisan Budget Act of 2013 (collectively, the “Applicable Regulatory Laws”).

Based upon, subject to and limited by the assumptions, qualifications, exceptions, and limitations set forth in this opinion letter, we are of the opinion that the Regulatory Statements, insofar as such statements purport to describe applicable provisions of the Applicable Regulatory Laws, are accurate descriptions in all material respects of the provisions purported to be described therein.

Nothing herein shall be construed to cause us to be considered “experts” within the meaning of Section 11 of the Securities Act of 1933, as amended.

We express no opinion in this letter as to any other laws and regulations not specifically identified above as being covered hereby (and in particular, we express no opinion as to any effect that such other laws and regulations may have on the opinions expressed herein).  We express no opinion in this letter as to federal or state securities, antitrust, unfair competition, banking, or tax laws or regulations, or laws or regulations of any political subdivision below the state level.

We assume no obligation to advise you of any changes in the foregoing subsequent to the delivery of this letter.  This letter has been prepared solely for your use in connection with the Closing under the Underwriting Agreement on the date hereof, and it should not be quoted in whole or in part or otherwise be referred to, and should not be filed with or furnished to any governmental agency or other person or entity, without the prior written consent of this firm.  In no event may this letter or any other communication or document referring to the contents hereof or any other advice we have

Annex A-3-2

given to the Company be submitted to or filed with the Commission without our prior written consent.

Very truly yours,

HOGAN LOVELLS US LLP

Annex A-3-3

Schedule A

FDA Regulatory Statements

Information in the Prospectus

Incorporated sections from 10-K — see below.

Information in the Prospectus Supplement

Incorporated sections from 10-K — see below.

Information in the Form 10-K

•                  Information regarding FDA or federal health regulatory matters in the subsections listed below from the section titled “BUSINESS” in the Form 10-K:

•                  Information regarding FDA regulatory matters or federal health regulatory matters in the paragraphs listed below from the subsection titled “Competition” in the Form 10-K:

•                  Paragraph on p.16, beginning “The Drug Price Competition and Patent Term Restoration Act of 1984 . . .”

•                  Paragraph on p.16, beginning “A generic version of Feraheme . . .”

•                  Paragraph on p.16, beginning “Companies that manufacture generic products . . .”

•                  Information regarding FDA regulatory matters or federal health regulatory matters in the subsection listed below from the subsection titled “Government Regulation” in the Form 10-K:

•                  Information regarding FDA regulatory matters or federal health regulatory matters in the subsections listed below from the subsection titled “U.S. Approval Process” in the Form 10-K:

•                  Clinical Development

•                  Submission and FDA Review of NDAs/sNDAs

•                  Adverse Event Reporting

•                  FDA Post-Approval Requirements

•                  Marketing Exclusivity

•                  FDA Regulation of Product Marketing and Promotion

•                  FDA Regulation of Manufacturing Facilities

•                  Fraud and Abuse Regulation

•                  Other U.S. Regulatory Requirements

•                  Medical Device Regulation

•                  Information regarding FDA regulatory matters or federal health regulatory matters in the subsection “Pharmaceutical Pricing and Reimbursement”

Annex A-3-4

•                  Information regarding FDA regulatory matters or federal health regulatory matters in the subsections listed below from the section titled “RISK FACTORS” in the Form 10-K:

•                  We are primarily dependent on the success of Feraheme/Rienso.

•                  Our ability to grow revenues from U.S. sales of Feraheme is limited to the IDA-CKD market given that we have not received regulatory approval to market and sell Feraheme to the broader IDA patient population and may be further limited if we are required to provide additional warnings and/or restrictions related to Feraheme’s current or future indications.

•                  Significant safety or drug interaction problems, or the evaluation or reevaluation of existing or future data by the FDA or other regulators, could result in restrictions in the Feraheme/Rienso label, recalls, withdrawal of Feraheme/Rienso from the market, an adverse impact on Feraheme/Rienso sales, our need to alter or terminate current or future Feraheme development programs, and/or a negative impact on the approval and/or timing of our current or future sNDAs, any of which would adversely impact our future business prospects.

•                  Contract manufacturers may not be able to operate their manufacturing facilities in compliance with cGMP, release specifications and other FDA and equivalent foreign regulations, which could result in a suspension of our contract manufacturers’ ability to manufacture Feraheme/Rienso or MuGard, the loss of Feraheme/Rienso or MuGard inventory, an inability to manufacture sufficient quantities of Feraheme/Rienso and MuGard to meet U.S. or foreign demand, as applicable, or other unanticipated compliance costs.

•                  Competitors could file applications seeking a path to U.S. approval of a generic ferumoxytol.

•                  We depend, to a significant degree, on the availability and extent of reimbursement from third-party payors for the use of our products, and a reduction in the availability or extent of reimbursement could adversely affect our sales revenues and results of operations.

•                  In the U.S. there have been, and we expect there will continue to be, a number of federal and state legislative initiatives implemented to reform the healthcare system in ways that could adversely impact our business and our ability to sell Feraheme profitably.

•                  If we fail to comply with our reporting and payment obligations under U.S. governmental pricing programs, we could be required to reimburse government programs for underpayments and could pay penalties, sanctions and fines which could have a material adverse effect on our business, financial condition and results of operations.

•                  We and/or Takeda are subject to ongoing U.S. and foreign regulatory obligations and oversight of Feraheme/Rienso and MuGard, and any failure by us to maintain compliance with applicable regulations may result in several adverse consequences including the suspension of the manufacturing, marketing and sale of our products, the incurrence of significant additional expense and other limitations on our ability to commercialize our products.

•                  The FDA and other regulatory agencies strictly regulate the promotional claims that may be made about prescription products. If we are found to have improperly promoted off-label uses, we may become subject to significant fines and other liability.

Annex A-3-5

[Form of Opinion of Hogan Lovells International LLP, Special Regulatory Counsel]

J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

RE: AMAG PHARMACEUTICALS, INC.

Ladies and Gentlemen:

This letter is furnished to you, as representatives of the several underwriters, pursuant to Section 6(i) of the Underwriting Agreement dated February         , 2014 (the “Underwriting Agreement”) between you and AMAG Pharmaceuticals, Inc. (the “Company”), relating to the issuance and sale by the Company of $175,000,000 of     % Convertible Senior Notes due 2019, pursuant to the terms of the Underwriting Agreement.

This firm has acted in the limited role of regulatory counsel to the Company with respect to the regulation of medicinal products in the European Economic Area (“EEA”) only. In such capacity, we have reviewed certain information under the captions identified in Schedule A attached hereto relating to regulatory matters in the EEA (“EEA Regulatory Statements”) in the Company’s 10-K for the fiscal year ended 2013 as filed on February 10, 2014 (the “Form 10-K”).

We have not been retained or engaged by the Company to perform, nor have we performed, any review of any information in the Form 10-K other than the EEA Regulatory Statements. Additionally, we have not been retained or engaged to provide advice in respect of United States securities laws or the rules or regulations of the Securities and Exchange Commission (the “Commission”) thereunder (the “Rules”), nor have we been retained or engaged by the Company to provide advice as to whether any information or any statement, opinion or other writing is required under the United States securities laws or the Rules to be filed with or submitted to, or incorporated into any document that will be filed with or submitted to, the Commission, and the matters addressed herein should not be construed as such advice.  Capitalized terms used herein that are defined in the Underwriting Agreement shall have the respective meanings set forth in the Underwriting Agreement unless otherwise defined herein.

For purposes of our opinion, we have examined a copy of the Form 10-K.

In our examination of the Form 10-K, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the accuracy and completeness of the Form 10-K, the authenticity of the original of the Form 10-K and the conformity to the authentic original of the Form 10-K submitted to us as a copy (including telecopies).  Further, for purposes of our opinion, we have not independently verified, nor do we take any responsibility for, nor are we addressing in any way any statements of fact, any statements concerning state or foreign law, any legal conclusions or any statements of belief attributable to the Company, any statement regarding or referring to clinical or

Annex A-3-6

pre-clinical studies, the data relating thereto, or the results thereof, or whether or not the Company is in compliance with EEA laws and regulations applicable to medicinal products or other legal requirements. Our opinion is given in the context of the foregoing.

This letter is based as to matters of law solely on the following legal provisions: Directive 2001/83/EC of the European Parliament and of the Council of 6 November 2001 on the Community code relating to medicinal products for human use, Regulation (EC) No 726/2004 of the European Parliament and of the Council of 31 March 2004 laying down Community procedures for the authorisation and supervision of medicinal products for human and veterinary use and establishing a European Medicines Agency, Directive 2001/20/EC of the European Parliament and of the Council of 4 April 2001 on the approximation of the laws, regulations and administrative provisions of the Member States relating to the implementation of good clinical practice in the conduct of clinical trials on medicinal products for human use, Regulation 1901/2006/EC of the European Parliament and of the Council of 12 December 2006 on medicinal products for paediatric use, Directive 89/105/EEC of 21 December 1988 relating to the transparency of measures regulating the prices of medicinal products for human use and their inclusion in the scope of national health insurance systems, Directive 95/46/EC of 24 October 1995 on the protection of individuals with regard to the processing of personal data and on the free movement of such data and Directive 2006/114/EC of the European Parliament and of the Council of 12 December 2006 concerning misleading and comparative advertising and the law of the countries of the EEA, as amended (the “EEA Regulations”).

Based upon, subject to and limited by the assumptions, qualifications, exceptions, and limitations set forth in this opinion letter, we are of the opinion that the statements in the EEA Regulatory Statements, insofar as such statements purport to describe applicable provisions of the EEA Regulations, are accurate descriptions in all material respects of the provisions purported to be described under such EEA Regulatory Statements.

We express no opinion in this letter as to any other laws and regulations not specifically identified above as being covered hereby (and in particular, we express no opinion as to any effect that such other laws and regulations may have on the opinions expressed herein).  We express no opinion in this letter as to federal or state securities, antitrust, unfair competition, banking, or tax laws or regulations, or laws or regulations of any political subdivision below the state level.

Nothing herein shall be construed to cause us to be considered “experts” within the meaning of Section 11 of the Securities Act of 1933, as amended.

*  *  *

We assume no obligation to advise you of any changes in the foregoing subsequent to the delivery of this letter.  This letter has been prepared solely for your use in connection with the Closing in accordance with the Underwriting Agreement on the date hereof, and it should not be quoted in whole or in part or otherwise be referred to, and should not be filed with or furnished to any governmental agency or other person or entity, without the prior written consent of this firm.  In no event may this letter or any other communication or document referring to the contents hereof or any other advice we have given to the Company be submitted to or filed with the Commission without our prior written consent.

Annex A-3-7

Very truly yours,

HOGAN LOVELLS INTERNATIONAL LLP

Annex A-3-8

Schedule A

EEA Regulatory Statements

Information regarding EEA Regulations under the following captions in the Form 10-K, as applicable:

•                  PART I — ITEM I. BUSINESS — Competition — Feraheme:

•                  Paragraph on page 15 beginning “Outside of the U.S., Feraheme/Rienso also competes”.

•                  PART I — ITEM I. BUSINESS — Government Regulation - Foreign Regulatory Process:

•                  Whole Section “Foreign Regulatory Process”.

•                  PART I — ITEM I. BUSINESS — Pharmaceutical Pricing and Reimbursement:

•                  Paragraph on page 28 beginning “In countries outside of the U.S., market acceptance may also depend”;

•                  Paragraph on page 28 beginning “The legislators, policymakers and healthcare insurance funds”;

•                  Paragraph on page 29 beginning “If adequate reimbursement levels are not maintained”.

•                  Information regarding EEA Regulations in the captions listed below from the section “PART I — ITEM 1A. RISK FACTORS”:

•                  We are primarily dependent on the success of Feraheme/Rienso.

•                  Significant safety or drug interaction problems, or the evaluation or reevaluation of existing or future data by the FDA or other regulators, could result in restrictions in the Feraheme/Rienso label, recalls, withdrawal of Feraheme/Rienso from the market, an adverse impact on Feraheme/Rienso sales, our need to alter or terminate current or future Feraheme development programs, and/or a negative impact on the approval and/or timing of our current or future sNDAs, any of which would adversely impact our future business prospects.

•                  We are substantially dependent upon our collaboration with Takeda to commercialize Feraheme/Rienso in certain regions outside of the U.S., including Canada, Switzerland and the EU, and if Takeda fails to successfully fulfill its obligations, or is ineffective or unsuccessful in the regulatory approval process or commercialization of Feraheme/Rienso in its licensed territories, or if our collaboration is terminated, our plans to commercialize Feraheme/Rienso outside of the U.S. may be adversely affected.

•                  We depend, to a significant degree, on the availability and extent of reimbursement from third-party payors for the use of our products, and a reduction in the availability

Annex A-3-9

or extent of reimbursement could adversely affect our sales revenues and results of operation.

•                  We and/or Takeda are subject to ongoing U.S. and foreign regulatory obligations and oversight of Feraheme/Rienso and MuGard, and any failure by us to maintain compliance with applicable regulations may result in several adverse consequences including the suspension of the manufacturing, marketing and sale of our products, the incurrence of significant additional expense and other limitations on our ability to commercialize our products.

Annex A-3-10

Annex B

a.  Time of Sale Information

Launch Press Release dated February 10, 2014 filed with the Commission as a free writing prospectus on February 10, 2014

Pricing Press Release dated February 11, 2014 filed with the Commission as a free writing prospectus on February 11, 2014

Term sheet containing the terms of the Securities, substantially in the form of Annex C.

Annex B-1

Annex C

AMAG Pharmaceuticals, Inc.

Pricing Term Sheet

Issuer Free Writing Prospectus
Pricing Term Sheet	Filed Pursuant to Rule 433
Dated February 11, 2014	Registration Statement No. 333-192132
Supplementing the Preliminary
Prospectus Supplement dated February 10, 2014
(To Prospectus dated November 18, 2013)

AMAG Pharmaceuticals, Inc.

2.50% Convertible Senior Notes due 2019

The information in this pricing term sheet relates to AMAG Pharmaceuticals, Inc.’s offering (the “Offering”) of its 2.50% Convertible Senior Notes due 2019 and should be read together with the preliminary prospectus supplement dated February 10, 2014 relating to the Offering (the “Preliminary Prospectus Supplement”), including the documents incorporated by reference therein, and the base prospectus dated November 18, 2013, each filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended, Registration Statement No. 333-192132.  The Issuer has increased the size of the Offering to $175,000,000 (or $200,000,000 if the underwriters’ over-allotment option is exercised in full).  The final prospectus supplement relating to the Offering will reflect conforming changes relating to such increase in the size of the Offering.

Issuer:	AMAG Pharmaceuticals, Inc., a Delaware corporation.

Ticker / Exchange for Common Stock:	AMAG / The NASDAQ Global Select Market (“NASDAQ”).

Securities Offered:	2.50% Convertible Senior Notes due 2019 (the “Notes”).

Aggregate Principal Amount Offered:

$175,000,000 aggregate principal amount of Notes (or $200,000,000 aggregate principal amount if the underwriters’ over-allotment option to purchase up to an additional $25,000,000 principal amount of Notes is exercised in full).

Maturity Date:	February 15, 2019, unless earlier repurchased or converted.

Interest Rate:	2.50% per annum, accruing from the Settlement Date.

Interest Payment Dates:	February 15 and August 15 of each year, beginning on August 15, 2014.

Public Offering Price:	100% of the principal amount of the Notes plus accrued interest, if any, from the Settlement Date.

NASDAQ Last Reported Sale Price on February 11, 2014:	$20.07 per share of the Issuer’s common stock.

Conversion Premium:	Approximately 35% above the NASDAQ Last Reported Sale Price on February 11, 2014.

Initial Conversion Price:	Approximately $27.09 per share of the Issuer’s common stock.

Initial Conversion Rate:	36.9079 shares of the Issuer’s common stock per $1,000 principal amount of Notes.

Use of Proceeds:

The Issuer estimates that the proceeds from the Offering will be approximately $169.1 million (or approximately $193.3 million if the underwriters exercise their over-allotment option in full), after deducting fees and estimated expenses.

Annex C-1

In connection with the pricing of the Offering, the Issuer has entered into convertible note hedge transactions with one or more financial institutions (the “option counterparties”).  The Issuer also has entered into warrant transactions with the option counterparties.  The Issuer intends to use approximately $12.4 million of the net proceeds from the Offering (or $14.1 million of the net proceeds from the Offering if the Issuer sells additional warrants and enters into additional convertible note hedge transactions in connection with the full exercise of the underwriters’ over-allotment option) to pay the cost of the convertible note hedge transactions (after such cost is partially offset by the proceeds to the Issuer from the sale of the warrant transactions).  The Issuer intends to use the remainder of the net proceeds from the Offering for working capital and other general corporate purposes, including to fund possible acquisitions of, or investments in, complementary businesses, products, services and technologies.  The Issuer has not entered into any agreements or commitments with respect to any acquisitions or investments at this time.

If the underwriters exercise their over-allotment option, the Issuer may sell additional warrants and use a portion of the net proceeds from the sale of the additional Notes, together with the proceeds from the sale of the additional warrants, to enter into additional convertible note hedge transactions.

Public Offering Price, Underwriting Discount and Proceeds:	The following table shows the Public Offering Price, underwriting discounts and commissions and proceeds before expenses to the Issuer.

	Per Note	Total
Public Offering Price(1)	$1,000	$175,000,000
Underwriting discounts and commissions	$30	$5,250,000
Proceeds, before expenses, to the Issuer	$970	$169,750,000

(1)    Plus accrued interest, if any, from the Settlement Date.

The estimated expenses of the Offering payable by the Issuer, exclusive of underwriting discounts and commissions, are approximately $650,000.

Convertible Note Hedge and Warrant Transactions:

In connection with the pricing of the Notes, the Issuer entered into convertible note hedge transactions with the option counterparties.  The Issuer also entered into warrant transactions with the option counterparties.  The convertible note hedge transactions are expected generally to reduce the potential dilution and/or offset cash payments due upon conversion of the Notes in the event that the market price per share of the Issuer’s common stock, as measured under the terms of the convertible note hedge transactions, is greater than the strike price of the convertible note hedge transactions, which initially corresponds to the conversion price of the Notes and is subject to anti-dilution adjustments substantially similar to those applicable to the conversion rate of the Notes.  If, however, the market price per share of the Issuer’s common stock, as measured under the terms of the warrant transactions, exceeds the strike price of the warrants, there would nevertheless be dilution to the extent that such market price exceeds the strike price of the warrants.

Trade Date:	February 12, 2014.

Settlement Date:	February 14, 2014.

Annex C-1

CUSIP:	00163U AA4

ISIN:	US00163UAA43

Book-Running Managers:	J.P. Morgan Securities LLC Morgan Stanley & Co. LLC

Co-Managers:	Cowen and Company, LLC Robert W. Baird & Co. Incorporated

Additional Amounts:

If the Issuer consolidates with or merges with or into, or sells, conveys, transfers or leases all or substantially all of its properties and assets to, another company and the resulting, surviving or transferee company is not organized and existing under the laws of the United States of America, any State thereof or the District of Columbia (such company or any successor thereto, the “surviving entity”), then all payments made by the surviving entity under or with respect to the Notes will be made without withholding or deduction for taxes unless the surviving entity is legally required to do so, in which case, subject to certain exceptions and limitations, the surviving entity will pay such additional amounts as may be necessary so that the net amount received by beneficial owners of the Notes after such withholding or deduction shall equal the amount that would have been received in the absence of such withholding or deduction.

Increase in Conversion Rate Upon Conversion Upon a Make-Whole Fundamental Change:

The following table sets forth the amount, if any, by which the conversion rate will be increased per $1,000 principal amount of Notes for conversions in connection with a “make-whole fundamental change” (as defined in the Preliminary Prospectus Supplement) for each stock price and effective date set forth below:

	Stock Price
Effective Date	$20.07	$25.00	$27.09	$30.00	$35.00	$40.00	$45.00	$50.00	$60.00	$75.00	$100.00
February 14, 2014	12.9177	8.4712	7.2196	5.8663	4.2463	3.1768	2.4351	1.9000	1.1933	0.5961	0.0962
February 15, 2015	12.9177	7.9848	6.7158	5.3630	3.7811	2.7680	2.0862	1.6074	0.9955	0.4980	0.0862
February 15, 2016	12.9177	7.3696	6.0735	4.7200	3.1909	2.2563	1.6547	1.2496	0.7578	0.3825	0.0849
February 15, 2017	12.9177	6.6316	5.2754	3.9067	2.4491	1.6288	1.1416	0.8364	0.4952	0.2553	0.0722
February 15, 2018	12.9177	5.5812	4.0956	2.7047	1.4191	0.8288	0.5387	0.3826	0.2295	0.1279	0.0451
February 15, 2019	12.9177	3.0920	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000

The exact stock prices and effective dates may not be set forth in the table above, in which case:

•                  If the stock price is between two stock prices in the table above or the effective date is between two effective dates in the table above, the amount by which the conversion rate will be increased will be determined by a straight-line interpolation between the amount of the conversion rate increase set forth for the higher and lower stock prices and the earlier and later effective dates, as applicable, based on a 365-day year.

•                  If the stock price is greater than $100.00 per share (subject to adjustment in the same manner as the stock prices set forth in the column headings of the table above as described in the Preliminary Prospectus Supplement), the conversion rate will not be increased.

Annex C-1

•                  If the stock price is less than $20.07 per share (subject to adjustment in the same manner as the stock prices set forth in the column headings of the table above as described in the Preliminary Prospectus Supplement), the conversion rate will not be increased.

Notwithstanding the foregoing, in no event will the conversion rate per $1,000 principal amount of Notes exceed 49.8256 shares of the Issuer’s common stock, subject to adjustment in the same manner as the conversion rate as set forth under “Description of notes—Conversion rights—Conversion rate adjustments” in the Preliminary Prospectus Supplement.

The Issuer has filed a registration statement (including the Preliminary Prospectus Supplement, dated February 10, 2014, and an accompanying prospectus, dated November 18, 2013) with the Securities and Exchange Commission, or SEC, for the Offering to which this communication relates. Before you invest, you should read the Preliminary Prospectus Supplement and the accompanying prospectus in that registration statement and other documents the Issuer has filed with the SEC for more complete information about the Issuer and the Offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, copies may be obtained from J.P. Morgan Securities LLC, c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, New York 11717 or by calling 1-866-803-9204 or from Morgan Stanley & Co. LLC, Attention:  Prospectus Department, 180 Varick Street, Second Floor, New York, New York 10014, by calling (866) 718-1649 or by emailing prospectus@morganstanley.com.

This communication should be read in conjunction with the Preliminary Prospectus Supplement, dated February 10, 2014, and the accompanying prospectus, dated November 18, 2013. The information in this communication supersedes the information in the Preliminary Prospectus Supplement and the accompanying prospectus to the extent inconsistent with the information in the Preliminary Prospectus Supplement and the accompanying prospectus. Terms used but not defined herein have the meanings given in the Preliminary Prospectus Supplement.

ANY DISCLAIMERS OR OTHER NOTICES THAT MAY APPEAR BELOW ARE NOT APPLICABLE TO THIS COMMUNICATION AND SHOULD BE DISREGARDED.  SUCH DISCLAIMERS OR OTHER NOTICES WERE AUTOMATICALLY GENERATED AS A RESULT OF THIS COMMUNICATION BEING SENT VIA BLOOMBERG OR ANOTHER EMAIL SYSTEM.

Annex C-1

Exhibit A

FORM OF LOCK-UP AGREEMENT (ALL D&O’s EXCEPT C. WHITE)

J.P. MORGAN SECURITIES LLC

As Representative of

the several Underwriters listed in

Schedule 1 to the Underwriting

Agreement referred to below

c/o J.P. Morgan Securities LLC

383 Madison Avenue

New York, NY 10179

Re:          AMAG Pharmaceuticals, Inc. --- Public Offering

Ladies and Gentlemen:

The undersigned understands that you, as Representative of the several Underwriters, propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) with AMAG Pharmaceuticals, Inc., a Delaware corporation (the “Company”), providing for the public offering (the “Public Offering”) by the several Underwriters named in Schedule 1 to the Underwriting Agreement (the “Underwriters”), of Convertible Senior Notes of the Company. Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Underwriting Agreement.

In consideration of the Underwriters’ agreement to purchase and make the Public Offering of the Securities, and for other good and valuable consideration receipt of which is hereby acknowledged, the undersigned hereby agrees that, without the prior written consent of J.P. Morgan Securities LLC on behalf of the Underwriters, the undersigned will not, during the period ending 90 days after the date of the prospectus (the “Lock-up Period”) relating to the Public Offering (the “Prospectus”), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock, $0.01 per share par value, of the Company (the “Common Stock” and together with restricted stock units and options, rights and warrants to purchase Common Stock, the “Securities”) or any securities convertible into or exercisable or exchangeable for Common Stock (including without limitation, Common Stock or such other securities which may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the Securities and Exchange Commission and securities which may be issued upon exercise of a stock option or warrant), or publicly disclose the intention to make any offer, sale, pledge or disposition, (2) enter into any swap or other agreement that transfers, in whole or in part, any of the economic

Exhibit A-1

consequences of ownership of the Common Stock or such other securities, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise or (3) during the Lock-Up Period, make any demand for or exercise any right with respect to, the registration of any shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock.

The foregoing paragraph shall not apply to:

(A) the receipt, exercise, cashless or net exercise, vesting or forfeiture of, or removal or lapse of restrictions on, any stock option, Common Stock issued upon exercise of a stock option, restricted stock or other awards pursuant to any employee benefit plan or agreement in existence as of the date hereof, so long as such transaction or event does not involve the sale or transfer of any shares of Common Stock (other than from the undersigned to the Company),

(B) forfeitures of Securities to the Company during the Lock-Up Period only to satisfy tax withholding requirements,

(C) transfers of Securities as a bona fide gift or gifts,

(D) the transfer or sale of Common Stock acquired in open market transactions on or after the date of the Prospectus,

(E) the transfer or sale of Securities by operation of law, such as pursuant to a domestic relations order or in connection with a divorce settlement,

(F) transfers of Securities to any immediate family member, trusts for the direct or indirect benefit of the undersigned or the immediate family members of the undersigned or any of their successors upon death, or any partnerships or limited liability company, the partners or members of which consist of the undersigned and/or immediate family members of the undersigned, and in each case such transfer does not involve a disposition for value (for purposes of this Letter Agreement, “immediate family” means any relationship by blood, marriage or adoption, not more remote than first cousin), or

(G) transfers of Securities to any beneficiary of the undersigned pursuant to a will, other testamentary document or applicable laws of descent;

provided that in the case of any transfer or distribution pursuant to clauses (C), (E), (F) or (G), each donee, distributee or transferee shall execute and deliver to the Underwriter a lock-up letter in the form of this Letter Agreement; and provided, further, that in the case of any transfer or distribution pursuant to clause (C), (E), (F) or (G), no filing by any party (donor, donee, transferor or transferee) under the Exchange Act, or other public announcement (other than a filing on a Form 5 made after the expiration of the Lock-Up Period) reporting a reduction in beneficial ownership of Securities shall be required or shall be made voluntarily in connection with such transfer or distribution. In addition, the foregoing paragraph shall not apply to the establishment of a trading plan by the undersigned pursuant to Rule 10b5-1 under the Exchange Act for the transfer of shares of Common Stock, provided that such plan does not provide for the

Exhibit A-2

transfer of Common Stock during the Lock-Up Period and no filing under the Exchange Act, or other public announcement (other than a filing on a Form 5 made after the expiration of the Lock-Up Period), shall be required or shall be made voluntarily in connection with the establishment of such plan until after the expiration of the Lock-Up Period. In addition, the foregoing paragraph shall not apply to transfers of Common Stock executed under a trading plan by the undersigned pursuant to Rule 10b5-1 under the Exchange Act as existing on the date of the Underwriting Agreement.

In furtherance of the foregoing, the Company, and any duly appointed transfer agent for the registration or transfer of the securities described herein, are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this Letter Agreement.

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Letter Agreement. All authority herein conferred or agreed to be conferred and any obligations of the undersigned shall be binding upon the successors, assigns, heirs or personal representatives of the undersigned.

The undersigned understands that, if the Underwriting Agreement does not become effective by March 15, 2014, if the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Common Stock to be sold thereunder, or if the Company advises the Representative in writing that it has determined not to proceed with the Public Offering, the undersigned shall be released form all obligations under this Letter Agreement.  The undersigned understands that the Underwriters are entering into the Underwriting Agreement and proceeding with the Public Offering in reliance upon this Letter Agreement.

This Letter Agreement and any claim, controversy or dispute arising under or related to this Letter Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflict of laws principles thereof.

 [Signature Page Follows]

Exhibit A-3

Very truly yours,

By:
Name:
Title:

[Signature page to Lock-up Agreement]

Exhibit A-4

FORM OF LOCK-UP AGREEMENT (C. WHITE)

J.P. MORGAN SECURITIES LLC

As Representative of

the several Underwriters listed in

Schedule 1 to the Underwriting

Agreement referred to below

c/o J.P. Morgan Securities LLC

383 Madison Avenue

New York, NY 10179

Re:          AMAG Pharmaceuticals, Inc. --- Public Offering

Ladies and Gentlemen:

The undersigned understands that you, as Representative of the several Underwriters, propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) with AMAG Pharmaceuticals, Inc., a Delaware corporation (the “Company”), providing for the public offering (the “Public Offering”) by the several Underwriters named in Schedule 1 to the Underwriting Agreement (the “Underwriters”), of Convertible Senior Notes of the Company. Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Underwriting Agreement.

In consideration of the Underwriters’ agreement to purchase and make the Public Offering of the Securities, and for other good and valuable consideration receipt of which is hereby acknowledged, the undersigned hereby agrees that, without the prior written consent of J.P. Morgan Securities LLC on behalf of the Underwriters, the undersigned will not, during the period ending 90 days after the date of the prospectus (the “Lock-up Period”) relating to the Public Offering (the “Prospectus”), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock, $0.01 per share par value, of the Company (the “Common Stock” and together with restricted stock units and options, rights and warrants to purchase Common Stock, the “Securities”) or any securities convertible into or exercisable or exchangeable for Common Stock (including without limitation, Common Stock or such other securities which may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the Securities and Exchange Commission and securities which may be issued upon exercise of a stock option or warrant), or publicly disclose the intention to make any offer, sale, pledge or disposition, (2) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Common Stock or such other securities, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise or (3) during the Lock-Up Period, make any demand

Exhibit A-5

for or exercise any right with respect to, the registration of any shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock.

The foregoing paragraph shall not apply to:

(A) the receipt, exercise, cashless or net exercise, vesting or forfeiture of, or removal or lapse of restrictions on, any stock option, Common Stock issued upon exercise of a stock option, restricted stock or other awards pursuant to any employee benefit plan or agreement in existence as of the date hereof, so long as such transaction or event does not involve the sale or transfer of any shares of Common Stock (other than from the undersigned to the Company),

(B) forfeitures of Securities to the Company during the Lock-Up Period only to satisfy tax withholding requirements,

(C) transfers of Securities as a bona fide gift or gifts,

(D) the transfer or sale of Common Stock acquired in open market transactions on or after the date of the Prospectus,

(E) the transfer or sale of Securities by operation of law, such as pursuant to a domestic relations order or in connection with a divorce settlement,

(F) transfers of Securities to any immediate family member, trusts for the direct or indirect benefit of the undersigned or the immediate family members of the undersigned or any of their successors upon death, or any partnerships or limited liability company, the partners or members of which consist of the undersigned and/or immediate family members of the undersigned, and in each case such transfer does not involve a disposition for value (for purposes of this Letter Agreement, “immediate family” means any relationship by blood, marriage or adoption, not more remote than first cousin), or

(G) transfers of Securities to any beneficiary of the undersigned pursuant to a will, other testamentary document or applicable laws of descent

(H) transfers and sales not otherwise permitted by one or more of clauses (A) through (G) by the persons who sign this letter agreement pursuant to Section 6[(n)] of the Underwriting Agreement in an aggregate amount not to exceed 2,084 shares of Common Stock;

provided that in the case of any transfer or distribution pursuant to clauses (C), (E), (F) or (G), each donee, distributee or transferee shall execute and deliver to the Underwriter a lock-up letter in the form of this Letter Agreement; and provided, further, that in the case of any transfer or distribution pursuant to clause (C), (E), (F) or (G), no filing by any party (donor, donee, transferor or transferee) under the Exchange Act, or other public announcement (other than a filing on a Form 5 made after the expiration of the Lock-Up Period) reporting a reduction in beneficial ownership of Securities shall be required or shall be made voluntarily in connection with such transfer or distribution. In addition, the foregoing paragraph shall not apply to the establishment of a trading plan by the undersigned pursuant to Rule 10b5-1 under the Exchange

Exhibit A-6

Act for the transfer of shares of Common Stock, provided that such plan does not provide for the transfer of Common Stock during the Lock-Up Period and no filing under the Exchange Act, or other public announcement (other than a filing on a Form 5 made after the expiration of the Lock-Up Period), shall be required or shall be made voluntarily in connection with the establishment of such plan until after the expiration of the Lock-Up Period. In addition, the foregoing paragraph shall not apply to transfers of Common Stock executed under a trading plan by the undersigned pursuant to Rule 10b5-1 under the Exchange Act as existing on the date of the Underwriting Agreement.

In furtherance of the foregoing, the Company, and any duly appointed transfer agent for the registration or transfer of the securities described herein, are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this Letter Agreement.

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Letter Agreement. All authority herein conferred or agreed to be conferred and any obligations of the undersigned shall be binding upon the successors, assigns, heirs or personal representatives of the undersigned.

The undersigned understands that, if the Underwriting Agreement does not become effective by March 15, 2014, if the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Common Stock to be sold thereunder, or if the Company advises the Representative in writing that it has determined not to proceed with the Public Offering, the undersigned shall be released form all obligations under this Letter Agreement.  The undersigned understands that the Underwriters are entering into the Underwriting Agreement and proceeding with the Public Offering in reliance upon this Letter Agreement.

This Letter Agreement and any claim, controversy or dispute arising under or related to this Letter Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflict of laws principles thereof.

 [Signature Page Follows]

Exhibit A-7

Very truly yours,

By:
Name:
Title:

[Signature page to Lock-up Agreement]

Exhibit A-8